Exhibit 10.1

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of
October 27, 2010

among

SYSTEMAX INC.
SYSTEMAX MANUFACTURING INC.
GLOBAL COMPUTER SUPPLIES INC.
GLOBAL EQUIPMENT COMPANY INC.
TIGERDIRECT, INC.
DARTEK CORPORATION
NEXEL INDUSTRIES, INC.
MISCO AMERICA INC.
ONREBATE.COM INC.
PAPIER CATALOGUES, INC.
MILLENNIUM FALCON CORP.
TEK SERV INC.
PROFIT CENTER SOFTWARE INC.
GLOBAL GOV/ED SOLUTIONS INC.
GLOBAL GOVERNMENT & EDUCATION INC.
SYX DISTRIBUTION INC.
SYX SERVICES INC.
STREAK PRODUCTS INC.
NEW COMPUSA CORP.
COMPUSA.COM INC.
COMPUSA RETAIL INC.
WORLDWIDE REBATES INC.
CIRCUITCITY.COM INC.
SOFTWARE LICENSING CENTER INC.
TARGET ADVERTISING INC.
and
SYSTEMAX EUROPE LIMITED
(EACH A BORROWER AND, COLLECTIVELY, THE BORROWERS)

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,
as US Administrative Agent

J.P. MORGAN EUROPE LIMITED
as UK Administrative Agent

J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Sole Lead Arranger

HSBC BANK USA, N.A.
WELLS FARGO CAPITAL FINANCE, LLC
as Co-Agents

TABLE OF CONTENTS

Page

ARTICLE I.	Definitions	2
SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Classification of Loans and Borrowings	43
SECTION 1.03.	Terms Generally	44
SECTION 1.04.	Accounting Terms; GAAP	44
SECTION 1.05.	Currencies; Exchange Rates	44

ARTICLE II.	The Credits	44
SECTION 2.01.	Commitments.	45
SECTION 2.02.	Loans and Borrowings.	45
SECTION 2.03.	Requests for Borrowings.	46
SECTION 2.04.	Protective Advances.	47
SECTION 2.05.	Swingline Loans.	49
SECTION 2.06.	Letters of Credit.	50
SECTION 2.07.	Funding of Borrowings.	56
SECTION 2.08.	Interest Elections.	58
SECTION 2.09.	Termination, Increase, or Reduction of Commitments.	60
SECTION 2.10.	Repayment and Amortization of Loans; Evidence of Debt.	63
SECTION 2.11.	Prepayment of Loans.	64
SECTION 2.12.	Fees.	66
SECTION 2.13.	Interest.	67
SECTION 2.14.	Alternate Rate of Interest	68
SECTION 2.15.	Increased Costs.	69
SECTION 2.16.	Break Funding Payments	70
SECTION 2.17.	Taxes.	70
SECTION 2.18.	Payments Generally; Allocation of Proceeds; Sharing of Set-offs.	73
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	77
SECTION 2.20.	Defaulting Lenders	78
SECTION 2.21.	Returned Payments	80
SECTION 2.22.	Money of Account, etc	80
SECTION 2.23.	Currency Fluctuations, etc.	80
SECTION 2.24.	Consolidation of Credit Facilities.	81

ARTICLE III.	Representations and Warranties.	83
SECTION 3.01.	Organization; Powers	83
SECTION 3.02.	Authorization; Enforceability	83
SECTION 3.03.	Governmental Approvals; No Conflicts	83
SECTION 3.04.	Financial Condition; No Material Adverse Change.	83
SECTION 3.05.	Properties.	84
SECTION 3.06.	Litigation and Environmental Matters.	84
SECTION 3.07.	Compliance with Laws	85
SECTION 3.08.	Investment Company Status	85

i

SECTION 3.09.	Taxes	85
SECTION 3.10.	ERISA.	85
SECTION 3.11.	Disclosure	85
SECTION 3.12.	Material Agreements	86
SECTION 3.13.	Solvency.	86
SECTION 3.14.	Insurance	86
SECTION 3.15.	Capitalization and Subsidiaries	87
SECTION 3.16.	Security Interest in Collateral	87
SECTION 3.17.	Labor Disputes	87
SECTION 3.18.	Security Documents.	88
SECTION 3.19.	Common Enterprise	88
SECTION 3.20.	Governing Law and Judgments	88
SECTION 3.21.	Centre of Main Interests	88
SECTION 3.22.	Adverse Consequences	89
SECTION 3.23.	Collateral Deposit Accounts	89

ARTICLE IV.	Conditions	89
SECTION 4.01.	Effective Date	89
SECTION 4.02.	Each Credit Event	92

ARTICLE V.	Affirmative Covenants	93
SECTION 5.01.	Financial Statements; Borrowing Base and Other Information	93
SECTION 5.02.	Notices of Material Events	98
SECTION 5.03.	Information Regarding Collateral.	99
SECTION 5.04.	Existence; Conduct of Business	100
SECTION 5.05.	Payment of Obligations	100
SECTION 5.06.	Maintenance of Properties	100
SECTION 5.07.	[Intentionally Omitted].	100
SECTION 5.08.	Compliance with Laws	100
SECTION 5.09.	Use of Proceeds	100
SECTION 5.10.	Insurance.	101
SECTION 5.11.	Casualty and Condemnation	102
SECTION 5.12.	Books and Records; Inspection and Audit Rights; Confirmation of Receivables.	102
SECTION 5.13.	[Intentionally Omitted].	103
SECTION 5.14.	Appraisals	103
SECTION 5.15.	Depository Banks	103
SECTION 5.16.	Additional Collateral; Further Assurances.	103
SECTION 5.17.	Full Cash Dominion; Collateral Deposit Account; Lock Boxes, Collections, Etc.	105
SECTION 5.18.	Benefit Plans Payments	107

ARTICLE VI.	Negative Covenants	107
SECTION 6.01.	Indebtedness	107
SECTION 6.02.	Liens	109
SECTION 6.03.	Fundamental Changes.	110

SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	110
SECTION 6.05.	Asset Sales	112
SECTION 6.06.	Sale and Leaseback Transactions	113
SECTION 6.07.	Swap Agreements	113
SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness.	113
SECTION 6.09.	Transactions with Affiliates	114
SECTION 6.10.	Restrictive Agreements	115
SECTION 6.11.	Amendment of Material Documents	115
SECTION 6.12.	Capital Expenditures.	115
SECTION 6.13.	Fixed Charge Coverage Ratio	116
SECTION 6.14.	Floorplanning	116
SECTION 6.15.	Centre of Main Interest	116
SECTION 6.16.	Leases	116

ARTICLE VII. Events of Default	116

ARTICLE VIII. The Administrative Agents	120

ARTICLE IX.	Miscellaneous	123
SECTION 9.01.	Notices.	123
SECTION 9.02.	Waivers; Amendments.	126
SECTION 9.03.	Expenses; Indemnity; Damage Waiver.	128
SECTION 9.04.	Successors and Assigns.	130
SECTION 9.05.	Survival	132
SECTION 9.06.	Counterparts; Integration; Effectiveness	133
SECTION 9.07.	Severability	133
SECTION 9.08.	Right of Setoff	133
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process.	133
SECTION 9.10.	WAIVER OF JURY TRIAL	134
SECTION 9.11.	Headings	135
SECTION 9.12.	Confidentiality	135
SECTION 9.13.	Several Obligations; Nonreliance; Violation of Law	136
SECTION 9.14.	USA PATRIOT Act	136
SECTION 9.15.	Disclosure	136
SECTION 9.16.	Appointment for Perfection	136
SECTION 9.17.	Interest Rate Limitation	137

ARTICLE X.	Loan Guaranty	137
SECTION 10.01.	Guaranty	137
SECTION 10.02.	Guaranty of Payment	138
SECTION 10.03.	No Discharge or Diminishment of Loan Guaranty.	138
SECTION 10.04.	Defenses Waived	138
SECTION 10.05.	Rights of Subrogation	139
SECTION 10.06.	Reinstatement; Stay of Acceleration	139
SECTION 10.07.	Information	139

SECTION 10.08.	Termination	139
SECTION 10.09.	Taxes	140
SECTION 10.10.	Maximum Liability	140
SECTION 10.11.	Contribution	140
SECTION 10.12.	Liability Cumulative	141

ARTICLE XI.	BORROWING AGENCY.	141
SECTION 11.01.	Borrowing Agency Provisions; Several Nature of UK Borrower.	141
SECTION 11.02.	Waivers	142
SECTION 11.03.	Limitation on Liability of UK Borrower	142
SECTION 11.04.	Powers	143
SECTION 11.05.	Employment of Agents	143
SECTION 11.06.	Notices	143
SECTION 11.07.	Successor Borrowing Representative	143
SECTION 11.08.	Execution of Loan Documents; Borrowing Base Certificate	143
SECTION 11.09.	Reporting	143

SCHEDULES:

Schedule 1(a)	Commitment Schedule
Schedule 1(b)	Existing Letters of Credit
Schedule 3.05	Properties
Schedule 3.06	Disclosed Matters
Schedule 3.12	Material Agreements
Schedule 3.14	Insurance
Schedule 3.15	Capitalization and Subsidiaries
Schedule 3.18(b)	Financing Statements, Releases and Other Filings re Collateral (other than Intellectual Property)
Schedule 3.18(c)	Assignment of Security Agreement, Amendments and Other Filings re Intellectual Property
Schedule 5.17	Collateral Deposit Accounts and Banks with Lock Boxes
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.09	Existing Transactions with Related Persons
Schedule 6.10	Existing Restrictions
Schedule 6.16	Existing Leases

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Opinion of Borrower’s Counsel
Exhibit C	Form of Borrowing Base Certificate
Exhibit D	Form of Compliance Certificate
Exhibit E	Joinder Agreement
Exhibit F	Mandatory Costs

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 27, 2010 (as it may be amended or modified from time to time, this “Agreement”), among SYSTEMAX INC., a corporation organized under the laws of the State of Delaware (“SYX”), SYSTEMAX MANUFACTURING INC., a corporation organized under the laws of the State of Delaware (“SMI”), GLOBAL COMPUTER SUPPLIES INC., a corporation organized under the laws of the State of New York (“GCS”), GLOBAL EQUIPMENT COMPANY INC., a corporation organized under the laws of the State of New York (“GEC”), TIGERDIRECT, INC., a corporation organized under the laws of the State of Florida (“Tiger”), DARTEK CORPORATION, a corporation organized under the laws of the State of Delaware (“Dartek”), NEXEL INDUSTRIES, INC., a corporation organized under the laws of the State of New York (“NII”), MISCO AMERICA INC., a corporation organized under the laws of the State of Delaware (“Misco”), ONREBATE.COM INC., a corporation organized under the laws of the State of Delaware (“OCI”), PAPIER CATALOGUES, INC., a corporation organized under the laws of the State of New York (“PCI”), MILLENNIUM FALCON CORP., a corporation organized under the laws of the State of Delaware (“MFC”), TEK SERV INC., a corporation organized under the laws of the State of Delaware (“TSI”), PROFIT CENTER SOFTWARE INC., a corporation organized under the laws of the State of New York (“PCS”), GLOBAL GOV/ED SOLUTIONS INC., a corporation organized under the laws of the State of Delaware (“GGES”), GLOBAL GOVERNMENT & EDUCATION INC., a corporation organized under the laws of the State of Delaware (“GGE”), SYX DISTRIBUTION INC., a corporation organized under the laws of the State of Delaware (“SYXD”), SYX SERVICES INC., a corporation organized under the laws of the State of Delaware (and formerly organized under the laws of the State of New York) (“SSI”), STREAK PRODUCTS INC., a corporation organized under the laws of the State of Delaware (“SPI”), NEW COMPUSA CORP., a corporation organized under the laws of the State of Delaware (“SAH”), COMPUSA.COM INC., a corporation organized under the laws of the State of Florida (“CUSA”), COMPUSA RETAIL INC., a corporation organized under the laws of the State of Delaware (“CUSAR”), WORLDWIDE REBATES INC., a corporation organized under the laws of the State of Florida (“WWR”), CIRCUITCITY.COM INC., a corporation organized under the laws of the State of Delaware (“CCI”), SOFTWARE LICENSING CENTER INC., a corporation organized under the laws of the State of Florida (“SLC”) and TARGET ADVERTISING INC., a corporation organized under the laws of the State of Delaware (“TAI”) (SYX, SMI, GCS, GEC, Tiger, Dartek, NII, Misco, OCI, PCI, MFC, TSI, PCS, GGES, GGE, SYXD, SSI, SPI, SAH, CUSA, CUSAR, WWR, CCI, SLC and TAI, each a “US Borrower” and jointly and severally the “US Borrowers”), SYSTEMAX EUROPE LIMITED, a company organized under the laws of Scotland (“the UK Borrower” and, together with the US Borrowers, hereinafter each a “Borrower” and, jointly and severally as the context may require, the “Borrowers”), (each US Borrower, each a “Loan Guarantor” and, jointly and severally as the context may require, the “Loan Guarantors”), the Lenders party hereto, J.P.  MORGAN EUROPE LIMITED, as UK Administrative Agent, JPMORGAN CHASE BANK, N.A., as US Administrative Agent, J.P. MORGAN SECURITIES, INC., as Sole Bookrunner and Sole Lead Arranger, HSBC BANK USA, N.A., as syndication agent and WELLS FARGO CAPITAL FINANCE, LLC, as documentation agent.

The US Borrowers (other than WWR, SLC and TAI), the UK Borrower, the US Administrative Agent, the UK Administrative Agent and the lenders party thereto are parties to the Amended and Restated Loan and Security Agreement dated as of October 27, 2005 (the

“Original Restatement Date”) (as amended or otherwise supplemented prior to the date hereof, the “Original Restated Credit Agreement”) pursuant to which (a) the lenders party thereto agreed to provide the US Borrowers (other than WWR, SLC and TAI) with certain financial accommodations and (b) certain of the lenders party thereto agreed to provide the UK Borrower with certain financial accommodations.

The Borrowers have requested the Administrative Agent and the Lenders to continue the financing of the Borrowers established under the Original Restated Credit Agreement for an additional period of five (5) years, and to increase the aggregate credit facility to $125,000,000, subject to further increase (or reduction) as provided in Section 2.09 hereof.  The Administrative Agent and the Lenders party hereto have agreed to continue provide such financing upon the terms and conditions herein set forth, and this Agreement is being entered into for the purpose of amending and restating the Original Restated Credit Agreement on the terms and conditions herein set forth.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

Amendment and Restatement.

As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Restated Credit Agreement shall be deemed amended and restated in their entirety as follows and as provided in the Security Agreement (as hereinafter defined), and the Original Restated Credit Agreement shall be consolidated with and into and superseded by this Agreement and the Security Agreement; provided, however, that nothing contained in this Agreement or the Security Agreement shall impair, limit or affect the Liens heretofore granted, pledged and/or assigned to the US Administrative Agent and/or the lenders party thereto as security for the Obligations under, and as defined in, the Original Restated Credit Agreement, except as otherwise herein provided.

ARTICLE I.   Definitions

SECTION 1.01.   Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate US Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Second Restatement Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted LIBO Rate” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) with respect to US Revolving Loans, the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate and (b) with respect to UK Revolving Loans, the LIBO Rate for such Interest Period plus the UK Mandatory Costs.

“Adjusted One Month LIBO Rate” means for any day an interest rate per annum equal to the sum of (a) 1% per annum plus (b) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediate preceding Business Day).

“Administrative Agents” means the US Administrative Agent and the UK Administrative Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by an Administrative Agent.

“AEBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Eurocurrency Base Rate.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate UK Revolving Exposure” means, at any time, the aggregate UK Revolving Exposure of all the UK Lenders.

“Aggregate US Revolving Exposure” means, at any time, the aggregate US Revolving Exposure of all the US Lenders.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternate US Base Rate” means, on each day with respect to any US Revolving Loans, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted One Month LIBO Rate.  Any change in the Alternate US Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month LIBO Rate, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month LIBO Rate, respectively.

“Alternate Eurocurrency Base Rate” means, on each day with respect to any UK Revolving Loan or UK Borrowing in Sterling or Euro (a) as to UK Revolving Loans or UK Borrowings in Sterling, the rate of interest determined by the UK Administrative Agent to be the rate per annum (rounded upward two decimal places), appearing on the Reuters Screen LIBOR01 for Sterling Overnight LIBOR, and (b) as to UK Revolving Loans or UK Borrowings in Euro, the rate of interest determined by the UK Administrative Agent to be the rate per annum (rounded upward two decimal places), appearing on the Reuters Screen LIBOR01 for Overnight EURIBOR, plus, in each case, the UK Mandatory Costs.  In the event that such rate does not appear on the Reuters Screen LIBOR01 (or otherwise on the Dow Jones Markets screen), the Alternate Eurocurrency Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the UK Administrative Agent, or, in the absence of such availability, the Alternate Eurocurrency Base Rate shall be the rate of interest determined in commercial good faith by the UK Administrative Agent to be the rate per annum at which overnight deposits in Sterling or Euro, as the case may be, are offered by the principal office of Chase in London to major banks in the London interbank market.

“Applicable Percentage” means the Applicable UK Percentage and/or the Applicable US Percentage, as appropriate in the context.

“Applicable Rate” means, for any day, with respect to any Interest Payment Date, a Eurocurrency Loan, AEBR Loan or ABR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “AEBR Spread” or “ABR Spread”, as the case may be, based upon Trailing Quarterly Borrowing Base Availability as follows:

Trailing Quarterly Borrowing Base Availability	Eurocurrency Spread	AEBR Spread	ABR Spread
Category 1 Less than $45,000,000	2.50%	2.50%	1.50%
Category 2 $45,000,000 or more but less than $85,000,000	2.25%	2.25%	1.25%
Category 3 $85,000,000 or more	2.00%	2.00%	1.00%

For purposes of the foregoing, until the delivery to the US Administrative Agent, pursuant to Section 5.01, of the financial information of SYX on a Consolidated Basis for the first fiscal quarter ending no sooner than six months after the Second Restatement Date, the Applicable Rate shall be the applicable rate per annum set forth above in Category 2, and thereafter (a) the Applicable Rate shall be determined by the US Administrative Agent as of the end of each fiscal quarter of SYX on a Consolidated Basis based upon Trailing Quarterly Borrowing Base Availability during the quarter then ended and (b) each change in the Applicable

Rate resulting from a change in Trailing Quarterly Borrowing Base Availability shall be effective on the first day of the next month following delivery to the US Administrative Agent pursuant to Section 5.01 of the financial information of SYX on a Consolidated Basis for the fiscal quarter referred to in clause (a) above until the effective date of the next such change; provided that Trailing Quarterly Borrowing Base Availability shall be deemed to be in Category 1 if Loan Parties fail to deliver the Borrowing Base Certificate to the US Administrative Agent within five (5) days of the times required pursuant to 5.01(g), Loan Parties fail to deliver any other financial information pursuant to Section 5.01 within five (5) days of when due or any other Event of Default has occurred which is then continuing; provided, further, that notwithstanding anything to the contrary herein any change in the Applicable Rate in respect of a Eurocurrency Loan outstanding at the time of such change shall not be effective until the first day of the next Interest Period in respect of such Eurocurrency Loan.

“Applicable UK Percentage” means, with respect to any UK Lender, a percentage equal to a fraction the numerator of which is such Lender’s UK Revolving Commitment and the denominator of which is the aggregate UK Revolving Commitment of all UK Lenders (if the UK Revolving Commitments have terminated or expired, the Applicable UK Percentages shall be determined based upon such Lender’s share of the aggregate UK Revolving Exposure at that time).

“Applicable US Percentage” means, with respect to any US Lender, a percentage equal to a fraction the numerator of which is such Lender’s US Revolving Commitment and the denominator of which is the aggregate US Revolving Commitment of all US Lenders (if the US Revolving Commitments have terminated or expired, the Applicable US Percentages shall be determined based upon such Lender’s share of the aggregate US Revolving Exposure at that time).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the US Administrative Agent, in the form of Exhibit A or any other form approved by the US Administrative Agent.

“Assumption Agreement” has the meaning set forth in Section 2.09(d).

“Available Revolving UK Commitment” means, at any time, the aggregate UK Revolving Commitment then in effect minus the UK Revolving Exposure of all UK Lenders at such time.

“Available Revolving US Commitment” means, at any time, the aggregate US Revolving Commitment then in effect minus the US Revolving Exposure of all US Lenders at such time.

“Availability Period” means the period from and including the Second Restatement Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of their respective Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the US Administrative Agent or UK Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, individually or collectively (as the context may require), the UK Borrower and the US Borrowers.

“Borrowers” has the meaning provided in the introductory paragraph of this Agreement.

“Borrowers on a Consolidated Basis” means the consolidation of SYX and the Borrowers and the Subsidiaries of any Borrower (without duplication) in accordance with GAAP, but excluding all Subsidiaries of any Borrower located outside of the United States of America other than UK Borrower.

“Borrowing” means, as applicable, a UK Borrowing and/or a US Borrowing.

“Borrowing Representative” means, as applicable, the US Borrowing Representative and/or the UK Borrowing Representative.

“Borrowing Base” means collectively, the UK Borrowing Base and the US Borrowing Base.

“Borrowing Base Availability” means the sum of the US Availability and the UK Availability minus (to the extent included in UK Availability but without duplication) the amount of any excess US Borrowing Base included in UK Availability.

“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C hereto (with such changes therein as may be required by the Administrative Agents to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time) or another form which is reasonably acceptable to the Administrative Agents in their sole discretion, executed and certified as accurate and complete by a Financial Officer of the US Borrowing Representative, on behalf of all Borrowers.

“Borrowing Request” means a request by a Borrowing Representative for a Borrowing, in accordance with Section 2.02.

“Business Day” means, as the context shall require, a US Business Day, a UK Business Day, or both.

“Calculation Date” means each US Business Day or UK Business Day, as applicable, of each calendar week.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of SYX on a Consolidated Basis prepared in accordance with GAAP including, without limitation, Capital Lease Obligations; provided, however, that, solely for purposes of determining Loan Parties’ compliance with the provisions of Section 6.12, Capital Lease Obligations shall not include expenditures for leased properties, notwithstanding any change in GAAP which may require lease payments to be characterized as Capital Lease Obligations.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Centre of Main Interests” has the meaning given to it in Article 3(1) of Council Regulation (EC) No B461/2000 of 29 May, 2000 on Insolvency Proceedings.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of SYX or (b) such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) who, at the time of the execution of this Agreement, does not own 5% or more of the Equity Interests of a Borrower, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Equity Interests representing more than 50% of the total voting power of the Equity Interests of such Borrower on a fully diluted basis, (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of SYX by Persons who were neither (A) nominated by the Board of Directors of SYX nor (B) appointed by directors so nominated, or (iii) SYX shall cease to own 100% of the fully diluted Equity Interests of any other Borrower (exclusive of directors’ qualifying shares), except with respect to (A) GEC, which shall be 100% owned by GCS and (B) PCS, which shall be not less than 80% owned by SYX.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances and, when used in reference to any Commitment, refers to whether such Commitment is a US Revolving Commitment or a UK Revolving Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of either (a) the US Administrative Agent, on behalf of itself and the US Lenders, or (b) the UK Administrative Agent, on behalf of itself and the UK Lenders, to secure the respective Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Deposit Account” has the meaning set forth in Section 5.17(a).

“Collateral Documents” means, collectively, the Security Agreement, the Debenture, the Floating Charge, the Standard Security, the Shares Pledge, the Mortgages, each Control Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations and each document pursuant to which one or more Borrowers reaffirms its obligations under one or more previously executed Collateral Documents.

“Collection Account” has the meaning set forth in Section 5.17(a).

“Commitment” means a US Revolving Commitment or a UK Revolving Commitment, or both, as the context requires.

“Commitment Schedule” means schedule 1(a) attached hereto and identified as the “Commitment Schedule”.

“Companies Act” means the Companies Act of 2006, as applied to companies incorporated in England, Wales and Scotland.

“Computer Component Inventory” means the Inventory of SMI held at its computer assembly facilities at which it assembles computers for sale.

“Consolidation Date” has the meaning set forth in Section 2.24(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agents, among any Loan Party, a banking institution holding such Loan Party’s funds, and the applicable Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

“Controlled Disbursement Accounts” means, collectively, the accounts of any of the US Borrowers maintained with the US Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between any US Borrower and the US Administrative Agent, as modified and amended from time to time, and through which all disbursements of the US Borrowers (or any other Loan Party other than the UK Borrower) are made and settled on a daily basis with no uninvested balance remaining overnight.

“Credit Card Receivables” means each “Account” (as defined in Article 9 of the UCC) together with all income, payments and proceeds thereof, owed by an issuer of credit cards to a Loan Party resulting from charges by a customer of a Loan Party on credit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Debenture” means the debenture granted by the UK Borrower in favor of the UK Administrative Agent, for the benefit of the UK Administrative Agent and the UK Lenders, on or about the Original Restatement Date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the US Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the US Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under agreements in which it has committed to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the US Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Dilution Factors” means, without duplication, with respect to any period, the aggregate amount, as determined by an Administrative Agent in its Permitted Discretion, of all returns, allowances, discounts, rebills, credits, write-offs, coop advertising sold (only to the extent considered by Borrowers in their agings) and/or any other offsets asserted or assertable by Customers which may have the effect of reducing collections received with respect to such Accounts.

“Dilution Ratio” means, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors during the 12 months most recently ended as of the most recent Field Examination Report Date divided by (b) the total amount of gross sales during the 12 months most recently ended as of the most recent Field Examination Report Date, determined separately (a) for US Borrowers as a whole and (b) for the UK Borrower.

“Dilution UK Reserve” means, at any date, the applicable Dilution Ratio multiplied by the Eligible UK Accounts.

“Dilution US Reserve” means, at any date, the applicable Dilution Ratio multiplied by the Eligible US Accounts.

 “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Document” has the meaning assigned to such term in the Security Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, with respect to an amount expressed in an Optional Currency on any date, the amount of Dollars that may be purchased with such amount of such Optional Currency at the Exchange Rate with respect to such Optional Currency on such date.

“Domestic Funding Account” has the meaning assigned to such term in Section 4.01(h).

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for Borrowers on a Consolidated Basis in accordance with GAAP.

“EC Treaty” means the Treaty establishing the European Community, as amended from time to time.

“Eligible Credit Card Accounts Receivable” means at the time of any determination thereof, each Credit Card Receivable that, in the Permitted Discretion of the US Administrative Agent, satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned and represents the bona fide amounts due to a US Borrower from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of a US Borrower and (ii) is not ineligible for inclusion in the calculation of the US Borrowing Base pursuant to any of clauses (a) through (i) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, an Account shall indicate no person other than a US Borrower as payee or remittance party and a US Borrower shall have caused the applicable credit card processor to execute and deliver to the US Administrative Agent an agreement in form and substance satisfactory to US Administrative Agent, pursuant to which such credit card processor agrees to deposit all sums due to the US Borrowers (or any of them) pursuant to such arrangement directly to a Collateral Deposit Account.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable US Borrower may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable US Borrower to reduce the amount of such Credit Card Receivable.  Eligible Credit Card Accounts Receivables shall not include any Credit Card Receivables if, without duplication:

(a)           such Credit Card Receivables are not owned by a US Borrower and a US Borrower does not have good or marketable title to such Credit Card Receivables free and clear of any Lien of any Person other than the Administrative Agents;

(b)           such Credit Card Receivables do not constitute “accounts” (as defined in Article 9 of the UCC) or such Credit Card Receivables have been outstanding for more than seven (7) Business Days;

(c)           the issuer or payment processor of the applicable credit card with respect to such Credit Card Receivables is the subject of any bankruptcy or insolvency proceedings;

(d)           such Credit Card Receivables are not valid, legally enforceable obligations of the applicable issuer with respect thereto;

(e)           such Credit Card Receivables are not subject to a perfected security interest in favor of the US Administrative Agent or are subject to any Lien whatsoever other than Permitted Encumbrances contemplated by the processor agreements and for which appropriate reserves (as determined by the US Administrative Agent) have not been established or maintained by the US Borrowers;

(f)           the Credit Card Receivables do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(g)           such Credit Card Receivables are subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of such Credit Card Receivables or unpaid credit card processor fees;

(h)           such Credit Card Receivable is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the US Administrative Agent, and to the extent necessary or appropriate, endorsed to the related US Administrative Agent; or

(i)           such Credit Card Receivables do not meet such other usual and customary eligibility criteria for Credit Card Receivables as the US Administrative Agent may determine from time to time in the exercise of its Permitted Discretion.

“Eligible Domestic Accounts” means and includes, with respect to each US Borrower, the Accounts of any Borrower other than Credit Card Receivables which, in accordance with the terms hereof and in the Permitted Discretion of the US Administrative Agent, are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder.  An Account shall not be deemed eligible unless such Account is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to US Administrative Agent.  Eligible Domestic Accounts shall not include any Account:

(a)           which is not subject to a first priority perfected security interest in favor of the US Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the US Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the US Administrative Agent;

(c)           with respect to which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the applicable Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)           which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the US Borrowers exceeds 10% of the aggregate Eligible Domestic Accounts;

(f)           with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)           which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the US Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the applicable Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Borrower or if such Account was invoiced more than once;

(i)           with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor which has: (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)           which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)           which is owed by an Account Debtor which (i) does not maintain its chief executive office in the US or Canada (other than the Province of Newfoundland) or (ii) is not organized under applicable law of the US, any state of the US, Canada, or any province of

Canada (other than the Province of Newfoundland) unless, in either case, such Account is backed by a Letter of Credit reasonably acceptable to the US Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the US Administrative Agent;

(m)           which is owed in any currency other than Dollars;

(n)           which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the US unless such Account is backed by a Letter of Credit reasonably acceptable to the US Administrative Agent which is in the possession of the US Administrative Agent, or (ii) the government of the US, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 USC.  § 3727 et seq.  and 41 USC.  § 15 et seq.), and any other steps necessary to perfect the Lien of the US Administrative Agent in such Account have been complied with to the US Administrative Agent’s satisfaction;

(o)           which is owed by a Borrower or any Affiliate, employee, officer, director or agent of any other Loan Party or by a Person controlled by an Affiliate of any Loan Party;

(p)           which, for any Account Debtor, exceeds a credit limit reasonably determined by the US Administrative Agent, to the extent of such excess;

(q)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)           which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s)           which is evidenced by any promissory note, chattel paper or instrument, unless such promissory note, chattel paper or instrument has been endorsed over and delivered to the US Administrative Agent;

(t)           which is owed by an Account Debtor located in Minnesota, New Jersey, West Virginia or any other jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(u)           with respect to which the applicable Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(v)           which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(w)           which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Borrower has or has had an ownership interest in such goods, or which indicates any party other than the applicable Borrower as payee or remittance party;

(x)           which was created on cash on delivery terms;

(y)           which the US Administrative Agent reasonably determines may not be paid by reason of the Account Debtor’s inability to pay; or

(z)           which the US Administrative Agent otherwise determines in its exercise of Permitted Discretion is unacceptable.

In the event that an Account which was previously an Eligible Domestic Account ceases to be an Eligible Domestic Account hereunder, the US Borrowing Representative shall notify the US Administrative Agent thereof on and at the time of submission to the US Administrative Agent of the next Borrowing Base Certificate.  In determining the amount of an Eligible Domestic Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Borrower to reduce the amount of such Account.

“Eligible Inventory” means, at any time, the Inventory of the US Borrowers which, in accordance with the terms hereof and in the Permitted Discretion of the US Administrative Agent, are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder.  Eligible Inventory shall not include any Inventory:

(a)           which is not subject to a first priority perfected Lien in favor of the US Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the US Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the US Administrative Agent;

(c)           which is, in the US Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)           in which any Person other than the applicable Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)           which is not (other than Inventory consisting of Computer Component Inventory) finished goods or which constitutes work-in-process, raw materials, subassemblies, manufacturing supplies, samples, prototypes, displays or display items, folding components and other “components”, packaging and shipping materials or other supplies consumed (or intended to be consumed) in US Borrowers’ business, shrink and warranty reserves, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)           which is not located in the US or is in transit with a common carrier from vendors and suppliers;

(h)           which is located in any location leased by the applicable Borrower unless the lessor has delivered to the US Administrative Agent a Collateral Access Agreement with respect to such location;

(i)           which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless such warehouseman or bailee has delivered to the US Administrative Agent a Collateral Access Agreement and such other documentation as the US Administrative Agent may require with respect to such location;

(j)           which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)           which is a discontinued product or component thereof (excluding any product or component which may have been discontinued by the manufacturer thereof but is being offered for sale by a Borrower in the ordinary course of business);

(l)           which is the subject of a consignment by a Borrower as consignor;

(m)          which contains or bears any intellectual property rights licensed to a Borrower unless the US Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)           which is not reflected in a current perpetual inventory report of a US Borrower; or

(o)           which the US Administrative Agent deems not to be Eligible Inventory based upon such credit and collateral considerations as the US Administrative Agent, in its Permitted Discretion, deems appropriate.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the US Borrowing Representative shall notify the US Administrative Agent thereof on and at the time of submission to the US Administrative Agent of the next Borrowing Base Certificate.

“Eligible UK Accounts” means and includes, with respect to UK Borrower, each Account of UK Borrower and which, in accordance with the terms hereof and in the Permitted Discretion of the UK Administrative Agent, in its Permitted Discretion, shall deem to be eligible as the basis for the extension of UK Revolving Loans and the issuance of Letters of Credit for the account of the UK Borrower hereunder.  An Account shall not be deemed eligible unless such Account is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to UK Administrative Agent.  Eligible UK Accounts shall not include any Account:

(a)           which is not subject to a first priority perfected security interest in favor of the UK Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the UK Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the UK Administrative Agent;

(c)           with respect to which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of UK Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)           which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the UK Borrower exceeds 10% of the aggregate Eligible UK Accounts (which such percentage shall be increased to 15% with respect to Account Debtors which are Governmental Authorities in the United Kingdom);

(f)           with respect to which any covenant, representation, or warranty contained in this Agreement, the Debenture or in the Mortgages has been breached or is not true;

(g)           which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the UK Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the applicable Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-

return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the UK Borrower or if such Account was invoiced more than once;

(i)           with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)           which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any administrator, trustee in bankruptcy, judicial factor, receiver, administrative receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any administrator, trustee in bankruptcy, judicial factor, receiver, administrative receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) taken any step (including without limitation the giving of notice or the making of an application) or in respect of which any step has been taken by any other party to appoint an administrator to it or to appoint a liquidator, trustee in bankruptcy, receiver, administrative receiver or similar officer to it or any part of its assets or undertaking, (v) any attachment, distress, diligence, arrestment, execution or other legal process levied, enforced or sued against it or its assets or any person has validly taken possession of any of the property or assets of an Account Debtor or any steps have been taken to enforce any encumbrance against any property or assets of an Account Debtor, (vi) a nominee or supervisor appointed for it or a proposal is made for a composition in satisfaction of its debts or for a scheme of arrangement of its affairs with any creditor relating to a reconstruction or readjustment of debt, (vii) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (viii) become insolvent, or (ix) ceased operation of its business or threatens to cease to carry on its business or a significant part of it;

(k)           which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)           which is owed by an Account Debtor outside of (x) the United Kingdom or (y) any European country that was not part of the European Union prior to May 1, 2004;

(m)           which is owed in any currency other than Dollars or an Optional Currency;

(n)           which is owed by a Borrower or any Affiliate, employee, officer, director or agent of any other Loan Party or by a Person controlled by an Affiliate of any Loan Party;

(p)           which, for any Account Debtor, exceeds a credit limit reasonably determined by the UK Administrative Agent, to the extent of such excess;

(q)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)           which is subject to any counterclaim, deduction, defense, setoff, pleas in compensation or dispute but only to the extent of any such counterclaim, deduction, defense, setoff, plea in compensation or dispute;

(s)           which is evidenced by any promissory note, chattel paper or instrument;

(t)           with respect to which the applicable Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the applicable Borrower created a new receivable for the unpaid portion of such Account;

(u)           which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Borrower has or has had an ownership interest in such goods, or which indicates any party other than the applicable Borrower as payee or remittance party;

(w)           which was created on cash on delivery terms;

(x)           which the UK Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay; or

(y)           which the UK Administrative Agent otherwise determines in its exercise of Permitted Discretion is unacceptable.

In the event that an Account which was previously an Eligible UK Account ceases to be an Eligible UK Account hereunder, the UK Borrowing Representative shall notify the UK Administrative Agent thereof on and at the time of submission to the UK Administrative Agent of the next Borrowing Base Certificate.  In determining the amount of an Eligible UK Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the UK Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the UK Borrower to reduce the amount of such Account.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the US Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Establishment” means any place of operation where the UK Borrower carries on non-transitory economic activity with human means and goods.

“Euro”, “Eur” and “€” means the single currency introduced in the third stage of economic and monetary union pursuant to the EC Treaty.

“Eurocurrency” means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the applicable Adjusted LIBO Rate.

“Exchange Rate” means, on any day, (a) with respect to an Optional Currency in relation to Dollars, the spot rate at which Dollars are offered on such day by Chase in New York City for such Optional Currency at approximately 12:00 p.m.  (New York City time) or 11:00 a.m.  (London time), as applicable, and (b) with respect to Dollars in relation to the respective Optional Currency, the spot rate at which amounts in such Optional Currency are offered on such day by Chase in New York City for Dollars at approximately 12:00 p.m.  (New York City time) or 11:00 a.m.  (London time), as applicable, as quoted generally to customers of Chase.

“Existing Letters of Credit” means the letters of credit issued prior to and outstanding as of the Second Restatement Date, which were issued under the Original Restated Credit Agreement and are listed on Schedule 1(b) hereof under the caption “Existing Letters of Credit”.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, (x) with respect to the US Administrative Agent, any US Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any US Borrower hereunder, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any US Borrower is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrowing Representative under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.17(a) and (y) with respect to the UK Administrative Agent, any UK Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any UK Borrower hereunder, (i) income or corporation taxes imposed on (or measured by) its net income by the United Kingdom, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a UK Lender which is a Non-UK Lender (other than an assignee pursuant to a request by a Borrowing Representative under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such UK Lender at the time such UK Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such UK Lender’s failure to comply with Section 2.17(f), except to the extent that such UK Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the UK Borrower with respect to such withholding tax pursuant to Section 2.17(a).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Field Examination Report Date” means any date subsequent to the Second Restatement Date on which an Administrative Agent shall have received a report from its examiner with respect to Borrowers’ Receivables, Inventory, assets, liabilities, books and records and financial statements.

“Finance Parties” has the meaning set forth in Section 3.22.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of SYX or, if the context otherwise indicates, any other applicable Borrower.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus Capital Lease Obligation payments, all calculated for Borrowers on a Consolidated Basis in accordance with GAAP.

“Fixed Charge Coverage Compliance Date” means the last day of any fiscal quarter which has been preceded by a Fixed Charge Ratio Event which has not been subsequently followed by a Fixed Charge Ratio Event Modification Period.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal quarter of Borrowers on a Consolidated Basis for the most-recently ended four fiscal quarters, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Borrowers on a Consolidated Basis in accordance with GAAP.

“Fixed Charge Ratio Event” means the occurrence of Borrowing Base Availability being less than the greater of (a) 20% of the then applicable aggregate Commitment or (b) Twenty Five Million Dollars ($25,000,000).

“Fixed Charge Ratio Event Modification Period” means, with respect to the occurrence of a Fixed Charge Ratio Event, a period of ninety (90) consecutive days during which Borrowing Base Availability is not less than the greater of (a) 25% of the then applicable aggregate Commitment or (b) Thirty-One Million Two Hundred and Fifty Thousand Dollars ($31,250,000).

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“Floating Charge” means the floating charge granted by the UK Borrower in favor of the UK Administrative Agent, for the benefit of the UK Administrative Agent and the UK Lenders, on or about the Original Restatement Date.

“Foreign Employee Benefit Plans” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the UK Borrower, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

“Foreign Lender” means any US Lender that is a Non-US Lender.

“Foreign Pension Plan” means any Foreign Employee Benefit Plan which, under local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

“Foreign Pension Plan Event” means any event with respect to a Foreign Employee Benefit Plan which (a) only as to Foreign Employee Benefit Plans, would be a “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder if those provisions were applicable to the relevant Foreign Employee Benefit Plan (other than an event for which the 30-day notice period would be waived); (b) is the termination of the plan in whole or in part at a time when it is not fully funded on a windup basis; (c) is the receipt of a proposal to wind up the plan in whole or in part issued by the relevant governmental or other regulatory authority; or (d) is the failure to make required contributions to a plan when such amounts are due.

“Full Cash Dominion Event” means, (a) in respect of a US Borrower, (i) the occurrence and continuation of an Event of Default, or (ii) Borrowing Base Availability ceasing to be in excess of the greater of (x) 25% of the then applicable aggregate Commitment or (y) $31,250,000 and (b) in respect of the UK Borrower, at all times after the execution and delivery of the Original Restated Credit Agreement on the Original Restatement Date.

“Funding Account” means the UK Funding Account or the Domestic Funding Account, as applicable.

“GAAP” means US GAAP and UK GAAP, as applicable.

“Georgia Development Authority” means the Development Authority of Jefferson, Georgia.

“Georgia Facility Equipment” means the Equipment purchased by the Georgia Development Authority either from SYXD or a third party utilizing the proceeds of the Georgia Recovery Zone Bond and leased to SYXD pursuant to the Georgia Lease.

“Georgia Lease” means the Lease Agreement dated as of September 1, 2010 among the Georgia Lender, the Georgia Development Authority and SYXD pursuant to which the Georgia Development Authority leases the Georgia Facility Equipment to SYXD for a term expiring on or about October 1, 2018.

“Georgia Lease Documents” means (a) the Georgia Lease, (b) the Georgia Recovery Zone Bond, (c) the Corporate Guaranty and Negative Pledge Agreement dated as of September 1, 2010 by SYX in favor of the Georgia Development Authority and the Georgia Lender and (d) Escrow Agreement dated as of September 1, 2010 among the Georgia Lender, the Development Authority, SYXD and Marshall & Ilsley Trust Company, N.A.

“Georgia Lender” means GE Government Finance, Inc.

“Georgia Recovery Zone Bond” means the $15,000,000 Development Authority of Jefferson, Georgia Recovery Zone Facility Bond issued by the Georgia Development Authority on or about September 23, 2010 and held by the Georgia Lender, the proceeds of which were utilized by SYX to finance the acquisition of the Georgia Facility Equipment, and the obligations under which are secured by a first priority perfected security interest in SYXD’s rights in the Georgia Facility Equipment and certain other property of SYXD.

“Gilt-Edged Securities” means securities which are issued and guaranteed by the British government to raise funds and are publicly traded in England.

“Greenock Real Property” means that certain Real Property owned by the UK Borrower which is located at 2 Cartsdyke Avenue, Cartsburn, Greenock, Scotland.

“Governmental Authority” means the government of the United States of America, the United Kingdom, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” or “Guaranty” (including, if the tense so requires, “Guaranteed”) of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMRC DT Treaty Passport scheme” means the HM Revenue & Customs Double Taxation Treaty Passport Scheme which applies to loans entered into on or after 1 September 2010.

“Increase Date” has the meaning set forth in Section 2.09(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Election Request” means a request by a Borrowing Representative to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of SYX on a Consolidated Basis for such period with respect to all outstanding Indebtedness of SYX on a Consolidated Basis (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or any AEBR Loan, the first day of each calendar month and the Maturity Date, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrowing Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Issuing Bank” means (a) with respect to Letters of Credit issued for the account of any US Borrower, Chase and (b) with respect to Letters of Credit issued for the account of the UK Borrower, Chase, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.16.

“LC Disbursement” means, as applicable, a UK LC Disbursement, a US LC Disbursement or both.

“LC Exposure” means, as applicable at any time in the relevant context, UK LC Exposure and/or US LC Exposure.

“Lenders” means, as applicable, the UK Lenders and/or the US Lenders.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued by an Issuing Bank pursuant to this Agreement and any guarantee, indemnity or other instrument in a form requested by a Borrower issued by an Issuing Bank pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate for any Interest Period, the rate appearing on Reuters Screen LIBOR01 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the applicable Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits, Sterling deposits and Euro deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, (a) with respect to US Borrowings, as the rate for Dollar deposits with a maturity comparable to such Interest Period and (b) with respect to UK Borrowings, as the rate for Sterling deposits or Euro deposits, as the case may be, with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate for such Interest

Period for (x) US Borrowings shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the US Administrative Agent (or of the UK Administrative Agent if the US Administrative Agent then does not maintain a London office) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, (y) UK Borrowings in Sterling shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which deposits of £5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the UK Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (z) UK Borrowings in Euro shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which deposits of €5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the UK Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, each Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, any Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to any Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each US Borrower and, if and when applicable, each other Person who hereafter executes and delivers to US Administrative Agent for the benefit of the Lenders a Guarantee of the Secured Obligations; provided, however that under no circumstances shall UK Borrower be deemed to be a Loan Guarantor.

“Loan Guaranty” means Article X of this Agreement and, if and when applicable, each separate Guarantee (or Guaranty), in form and substance satisfactory to the US Administrative Agent, delivered by each Loan Guarantor to the US Administrative Agent, as each may be amended or modified and in effect from time to time.

“Loan Parties” means each Borrower, each Loan Guarantor, and each of US Borrower’s other domestic Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Lock Boxes” has the meaning set forth in Section 5.17(b).

“Lock Box Agreement” has the meaning set forth in Section 5.17(b).

“Material Adverse Effect” means a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Loan Party or Loan Parties, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the US Administrative Agent’s Liens (on behalf of itself and the Lenders), or the UK Administrative Agent’s Liens (on behalf of itself and the UK Lenders) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the US Administrative Agent, the UK Administrative Agent, the Issuing Bank or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the Swap Obligations of the Borrowers and their respective Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means October 26, 2015 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the UK Administrative Agent, for the benefit of the UK Administrative Agent and the UK Lenders, on Real Property of UK Borrower, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the net income (or loss) of Borrowers on a Consolidated Basis, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the US Administrative Agent (net of all related costs of liquidation).

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“New Lender” has the meaning set forth in Section 2.09(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Non-UK Lender” means a Lender or Participant that is incorporated under the laws of a jurisdiction other than the United Kingdom or any political subdivision thereof.

“Non-US Lender” means a Lender or Participant that is incorporated under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the US Administrative Agent, the UK Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Optional Currency” means Sterling or Euros.

“Optional Currency Equivalent” means, with respect to an amount expressed in Dollars on any date, the amount of Optional Currency that may be purchased with such amount of Dollars at the Exchange Rate with respect to Dollars on such date.

“Original Restated Credit Agreement” has the meaning assigned to such term in the second paragraph of this Agreement.

“Original Restatement Date” has the meaning assigned to such term in the second paragraph of this Agreement.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning set forth in Section 9.04.

“Participating Member State” means a member state of the European Community that adopts or has adopted the Euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested acquisition;

(b) the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Second Restatement Date and any business activities that are substantially similar, related, or incidental thereto;

(c) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except (i) any such representation or warranty which relates to a specified prior date (but which shall continue to be true as of such prior date) and (ii) to the extent the US Administrative Agent has been notified in writing by the Loan Parties that any representation or warranty is not correct and the US Administrative Agent and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default exists, will exist, or would result therefrom;

(d) as soon as available, but not less than 30 days prior to any such Acquisition which is not the creation of a Subsidiary, SYX has provided the US Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the US Administrative Agent including pro forma financial statements, statements of cash flow, and Availability projections;

(e) if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base and the US Administrative elects in its Permitted Discretion, the US Administrative Agent shall have conducted an audit and field examination and appraisal of such Accounts and Inventory to its reasonable satisfaction;

(f) if such Acquisition is an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of the applicable Borrower and, a Loan Party pursuant to the terms of this Agreement;

(g) if such Acquisition is an acquisition of assets, the Acquisition is structured so that the applicable Borrower shall acquire such assets;

(h) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(i) no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(j) the Fixed Charge Coverage Ratio shall be not less than the ratio 1.50 to 1.00 for the most recently completed four fiscal quarter period on a pro forma basis after giving effect to such Acquisition;

(k) the applicable Borrower shall certify (and provide the US Administrative Agent with a pro forma calculation in form and substance reasonably satisfactory to the US Administrative Agent) to the US Administrative Agent that, after giving effect to the completion of such Acquisition, Borrowing Base Availability will not be less than the greater of (a) 35% of the then applicable aggregate Commitment or (b) $43,750,000 on a pro forma basis for the 30 day period pre and post such Acquisition and which includes all consideration given in connection with such Acquisition, other than Equity Interests of the Borrower delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition; and

(l) at the time of an Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interests of any person, the capital stock or other Equity Interests thereof created or acquired in connection with such Acquisition shall be, to the extent required by Section 5.16, pledged for the benefit of the Administrative Agents and the Lenders pursuant to a stock pledge agreement in form and substance satisfactory to the applicable Administrative Agent.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           Liens with respect to the Georgia Facility Equipment and otherwise granted pursuant to the Georgia Lease Documents;

(f)           cash collateral, in an aggregate principal amount not to exceed $15,000,000 at any time, for letters of credit issued by financial institutions other than Issuing Bank securing Indebtedness of Loan Parties permitted to be incurred in accordance with Section 6.01 of this Agreement;

(g)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(h)           easements, zoning restrictions, rights-of-way and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary thereof;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than “Indebtedness” included under clauses (e) and (f) of the definition thereof.

“Permitted Investments” means:

(i)           with respect to the Borrowers other than the UK Borrower:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)           money market funds that (I) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (II) are rated AAA by S&P and Aaa by Moody’s and (III) have portfolio assets of at least $5,000,000,000; and

(ii)           with respect to the UK Borrower:

(a)           any credit balances, realizable within three months, on any bank or other deposit, savings or current account held in the United Kingdom (or any other jurisdiction from which cash is readily remittable to the United Kingdom);

(b)           Gilt-Edged Securities;

(c)           Sterling commercial paper maturing not more than 12 months from the date of issue and rated A-1 by S&P or P-1 by Moody’s; and

(d)           any deposit with or acceptance maturing not more than one year after issue accepted by an institution authorized under the Banking Act 1987 or a Lender, and Sterling denominated debt securities having not more than one year until final maturity and listed on a recognized stock exchange and rated at least AA by S&P and Aa by Moody’s.

 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302

of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a)           any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party having a fair market value in excess of $1,000,000 individually, or in the aggregate for all Borrowers in any fiscal year (other than Inventory in the ordinary course of business), other than dispositions described in Section 6.05(a); or

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral of any Loan Party with a fair value immediately prior to such event equal to or greater than $1,000,000; or

(c)           the issuance by any Borrower of any Equity Interests, or the receipt by any Borrower of any capital contribution, other than any issuance by a Borrower of common Equity Interests upon the exercise of employee, director or consultant stock rights pursuant to the SYX 1999 Long Term Stock Incentive Plan (or any comparable stock incentive plan intended to replace such plan), the 1995 Long Term Stock Incentive Plan, the 1995 Stock Plan for Non-Employee Directors and the 2005 Employee Stock Purchase Plan or shares referred to in Section 6.05(f); or

(d)           the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Process Agent” has the meaning set forth in Section 9.09(e).

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Protective Advance” means, as applicable, a Protective UK Advance and/or a Protective US Advance.

“Protective UK Advance” has the meaning assigned to such term in Section 2.04(a).

“Protective US Advance” has the meaning assigned to such term in Section 2.04(b).

“Real Property” means all land and buildings owned or leased by the Borrowers (including without limitation, the UK Real Property) or hereafter acquired or leased by the Borrowers, together with all rights, easements and privileges appurtenant thereto.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Report” means each Field Examination Report and any other reports prepared by an Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the applicable Administrative Agent has exercised its rights of inspection pursuant to this Agreement or any of the Collateral Documents, which Reports may be distributed to the applicable Lenders by the applicable Administrative Agent.

“Required Lenders” means, at any time, Lenders having aggregate Revolving Exposure and unused Commitments representing more than 50% of the sum of the Total Revolving Exposure and unused Commitments at such time.

“Required UK Lenders” means, at any time, UK Lenders having aggregate UK Revolving Exposure and unused Commitments representing more than 50% of the sum of the total UK Revolving Exposure and unused Commitments at such time.

“Required US Lenders” means, at any time, US Lenders having aggregate US Revolving Exposure and unused Commitments representing more than 50% of the sum of the total US Revolving Exposure and unused Commitments at such time.

“Requirement of Law” as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which an Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Dilution UK Reserves, Dilution US Reserves, UK Reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for movements in foreign currency, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges, and any and all other reserves which an Administrative Agent deems necessary, in its Permitted Discretion) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any of the Borrowers’ Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any option, warrant or other right to acquire any such Equity Interests in any Borrower.

“Revolver Increase” has the meaning set forth in Section 2.09(d).

“Revolving Exposure” means, as applicable, the UK Revolving Exposure and/or the US Revolving Exposure.

“Revolving Loan” means a Loan consisting of a UK Revolving Loan and/or a US Revolving Loan, each made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission and any Governmental Authority succeeding to the functions thereof.

“Second Restatement Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing by any Loan Party to one or more Lenders or their respective Affiliates; provided, however, that Secured Obligations shall not include any Banking Services Obligations or Swap Obligations owing to any Lender or its Affiliates if the US Administrative Agent has not received notice, prior to or subsequent to the Second Restatement Date, that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents, together with such supporting documentation as the US Administrative Agent may request from the applicable holder of such Obligations.

“Security Agreement” means the Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the US Administrative Agent.

“Settlement Date” means the Second Restatement Date and thereafter Wednesday of each calendar week unless such day is not a Business Day in which case it shall be the next succeeding Business Day; provided, however, at the applicable Administrative Agent’s discretion, the Settlement Date shall be each Business Day.

“Shares Pledge” means the shares pledge granted by SYX over the shares in the UK Borrower in favor of the UK Administrative Agent, for the benefit of the UK Administrative Agent and the UK Lender on or about the Original Restatement Date.

“Standard Security” means the standard security granted by the UK Borrower in favor of the UK Administrative Agent, for the benefit of the UK Administrative Agent and the UK Lenders, on or about the Original Restatement Date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the US Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful money of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time.  The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Swingline Settlement” has the meaning assigned to such term in Section 2.05(c).

“Swingline Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“SYX on a Consolidated Basis” means the consolidation of SYX and its Subsidiaries in accordance with GAAP.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Revolving Commitment” means the aggregate of the UK Revolving Commitment and the US Revolving Commitment in the initial aggregate amount of $125,000,000, subject to increase, after giving effect to any and each Revolver Increase as provided in Section 2.09(d) to up to $200,000,000.

“Total Revolving Exposure” means the aggregate of the UK Revolving Exposure and the US Revolving Exposure.

“Trailing Monthly Borrowing Base Availability” means, as of any date, the average daily Borrowing Base Availability during the calendar month then most recently ended, as determined by the US Administrative Agent in its Permitted Discretion.

“Trailing Quarterly Borrowing Base Availability” means, as of any date, the average daily Borrowing Base Availability during the fiscal quarter then most recently ended, as determined by the US Administrative Agent in its Permitted Discretion.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty” means any double taxation agreement which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Treaty Lender” means the US Administrative Agent or a Lender which: (a) is treated as a resident of a Treaty State for the purposes of a Treaty; and (b) does not carry on a business in the United Kingdom through a permanent establishment with which the US Administrative Agent’s or that Lender’s participation in any advances under this Agreement is effectively connected.

“Treaty State” means a jurisdiction having a Treaty with the United Kingdom.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate US Base Rate or the Alternate Eurocurrency Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UCC Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“UK Administrative Agent” means JP Morgan Europe Limited, in its capacity as administrative agent for the UK Lenders hereunder.

“UK Availability” means, at any time, an amount equal to (a) the lesser of (x) the UK Revolving Commitment and (y) the UK Borrowing Base minus (b) the UK Revolving Exposure of all UK Lenders.

“UK Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“UK Borrower on a Consolidated Basis” means the consolidation of UK Borrower and its Subsidiaries in accordance with GAAP.

“UK Borrowing” means (a) UK Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, and (b) a Protective UK Advance.

“UK Borrowing Representative” means the UK Borrower.

“UK Borrowing Base” means, at any time, the sum of (a) up to 80% of the Eligible UK Accounts at such time, plus (b) US Availability, minus (c) UK Reserves (in each case expressed in Dollars).  The UK Administrative Agent may, in its Permitted Discretion, reduce the advance rate set forth above, adjust UK Reserves or reduce one or more of the other elements used in computing the UK Borrowing Base.

“UK Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan in Euros, the term “Business Day” shall also exclude any day which is not a TARGET Day.

“UK Funding Account” has the meaning assigned to such term in Section 4.01(h).

“UK GAAP” means generally accepted accounting principles in the United Kingdom.

“UK LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).

“UK LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit issued for the account of the UK Borrower.

“UK LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued on behalf of the UK Borrower plus (b) the aggregate amount of all UK LC Disbursements that have not yet been reimbursed by or on behalf of the UK Borrower at such time.  The UK LC Exposure of any UK Lender at any time shall be its Applicable Percentage of the total UK LC Exposure at such time.

“UK Lender” means, as of any date of determination, a Lender with a UK Revolving Commitment or, if the UK Revolving Commitment has terminated or expired, a Lender with UK Revolving Exposure.  The initial UK Lenders means the Persons listed on the Commitment Schedule as UK Lenders and any other Person that shall have become a UK Lender party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.24, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“UK Mandatory Costs” means, in relation to a UK Revolving Loan or unpaid sum thereon, the rate per annum notified by any UK Lender to the UK Administrative Agent to be the cost to that UK Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with Exhibit F.

“UK Real Property” means the Wellingborough Real Property and the Greenock Real Property, Scotland.

“UK Reserves” means (a) the prescribed part of the UK Borrower’s net property that would be made available for the satisfaction of its unsecured debts pursuant to section 176A of the Insolvency Act 1986 together with the UK Borrower’s liabilities which constitute preferential debts pursuant to section 386 of the Insolvency Act 1986 plus (b) third party claims against the assets of the UK Borrower ranking or which may rank equal or prior to the claims of the UK Administrative Agent or the US Administrative Agent (including by way of retention of title) provided that such amounts shall be adjusted from time to time hereafter upon delivery to the US Administrative Agent of an acceptable waiver.

“UK Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make UK Revolving Loans and to acquire participations in Protective UK Advances and Letters of Credit issued for the account of the UK Borrower hereunder, expressed as an amount in Dollars representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.09(d), (b) reduced from time to time pursuant to the other provisions of Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s UK Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its UK Revolving Commitment, as applicable.  The initial aggregate amount of UK Lenders’ UK Revolving Commitments is $25,000,000.

“UK Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s UK Revolving Loans and its UK LC Exposure, and its commitment hereunder with respect to Protective UK Advances, in each case expressed in Dollars.

“UK Revolving Loan” means a Loan made pursuant to Section 2.01(b).

“UK Security Documents” means, collectively, the Debenture, the Floating Charge, the Standard Security, the Shares Pledge, the Mortgages and any other instrument, document or agreement pursuant to which the UK Borrower grants, conveys or evidences a Lien in favor of the UK Administrative Agent, for the benefit of the UK Administrative Agent and/or the UK Lenders.

“US Administrative Agent” means Chase, in its capacity as administrative agent for the US Lenders hereunder.

“US Availability” means, at any time, an amount equal to (a) the lesser of the US Revolving Commitment and the US Borrowing Base minus (b) the US Revolving Exposure of all US Lenders.

“US Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“US Borrowers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“US Borrowing” means (a) US Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Swingline Loans and (c) a Protective US Advance.

“US Borrowing Representative” means SYX, in its capacity as the Borrowing Representative for each of the US Borrowers.

“US Borrowing Base” means, at any time, the sum of (a) up to 90% of the Eligible Credit Card Accounts Receivable at such time, plus (b) up to 85% of the Eligible Domestic Accounts at such time, plus (c) the lesser of (i) the sum of (w) 40% of the Eligible Inventory consisting of domestic technology goods, plus (x) 40% of the Eligible Inventory consisting of domestic industrial finished goods, plus (y) 20% of the Eligible Inventory consisting of domestic manufacturing finished goods, plus (z) the lesser of (I) $5,000,000 or (II) 20% of the US Borrower’s Eligible Inventory consisting of Computer Component Inventory, all valued at the lower of cost (determined on a standard cost basis) or market value, determined on a first-in-first-out basis, at such time or (ii) up to 80% of the Net Orderly Liquidation Value of the US Borrower’s Inventory identified as “eligible” in the most recent inventory appraisal ordered by the US Administrative Agent, minus (d) Reserves.  The US Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.

“US Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day which is not a TARGET Day.

“US GAAP” means generally accepted accounting principles in the United States of America.

“US LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“US LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued on behalf of the US Borrower plus (b) the aggregate amount of all US LC Disbursements that have not yet been reimbursed by or on behalf of the US Borrower at such time.  The US LC Exposure of any US Lender at any time shall be its Applicable Percentage of the total US LC Exposure at such time.

“US LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit issued for the account of any US Borrower.

“US Lender” means, as of any date of determination, a Lender with a US Revolving Commitment or, if the US Revolving Commitments have terminated or expired, a Lender with US Revolving Exposure.  The initial US Lenders means the Persons listed on the Commitment Schedule as US Lenders and thereafter, any other Person that shall have become a US Lender party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.24, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“US Obligations” means any payment or performance obligation or other liability whatsoever of any Loan Party under this Agreement or any other Loan Document to the extent the same does not relate solely to the UK Borrower and its payment and performance obligations in respect of UK Revolving Loans, Protective UK Advances, and UK LC Exposure extended to, or for the account of, UK Borrower, and for greater certainty, but without limiting the generality of the foregoing, shall include:

(a)           any payment or performance obligation or other liability whatsoever consisting of an obligation under this Agreement or any other Loan Documents to pay principal, interest, fees, indemnification obligations, reimbursements, expenses or other charges or amounts whatsoever except those that relate solely to UK Borrowings and UK LC Exposure Advances extended to, or for the account of, UK Borrower and the obligations of UK Borrower with respect thereto and to reporting, information provision and similar obligations incurred by UK Borrower; and

(b)           any liability whatsoever in respect of representations, warranties and covenants of any Loan Party under this Agreement or any other Loan Documents to the extent that they do not relate solely to UK Borrower.

“US Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Protective US Advances, Letters of Credit and Swingline Loans issued for the account of the US Borrower hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s US Revolving Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.09(d), (b) reduced from time to time pursuant to the other provisions of Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s US Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Revolving Commitment, as applicable.

“US Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s US Revolving Loans and its US LC Exposure, and its commitment hereunder with respect to Swingline Loans and Protective US Advances.

“US Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 of the United Kingdom and any other tax of a similar nature.

“Week” means the time period commencing with a Wednesday and ending on the following Tuesday.

“Wellingborough Real Property” means that certain Real Property owned by the UK Borrower which is located at Darby Close, Park Farm South, Wellingborough Northants NN8 6GS and registered at the Land registry in England under title number NN 220803.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.   Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “US Eurocurrency Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “US Revolving Loan”) or by

Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “US Eurocurrency Borrowing”).

SECTION 1.03.   Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.   Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the US Borrowing Representative notifies the US Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the US Administrative Agent notifies the Borrowing Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05.   Currencies; Exchange Rates.  If, at any time, any amount denominated in any Optional Currency is required pursuant to any Loan Document to be expressed in Dollars, then such amount shall be expressed at the Dollar Equivalent determined by the US Administrative Agent or the UK Administrative Agent, as applicable, based on the Exchange Rate then in effect (as provided in Section 2.23(a)), unless the Exchange Rate is required to be determined as of another date.  If, at any time, any amount is required to be expressed in Optional Currency, then such amount shall be expressed at the Optional Currency Equivalent determined as of such date by the US Administrative Agent based on the Exchange Rate then in effect (as provided in Section 2.23(a)), unless the Exchange Rate is required to be determined as of another date.  Any such determinations by the US Administrative Agent shall be conclusive absent manifest error.

ARTICLE II.  The Credits

SECTION 2.01.   Commitments.

(a)   Subject to the terms and conditions set forth herein, each US Lender agrees to make US Revolving Loans to the US Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s US Revolving Exposure exceeding such Lender’s US Revolving Commitment or (ii) the total US Revolving Exposure exceeding the lesser of (x) the sum of the total US Revolving Commitments or (y) the US Borrowing Base, subject to the US Administrative Agent’s authority, in its sole discretion, to make Protective US Advances pursuant to the terms of Section 2.04 by making immediately available funds available to the US Administrative Agent’s designated account, not later than 11:00 a.m., New York time.  Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow US Revolving Loans.  Revolving Loans advanced to any US Borrower shall be denominated in Dollars and shall be maintained on the books of the Agent.

(b)   Subject to the terms and conditions set forth herein, each UK Lender agrees to make UK Revolving Loans to the UK Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s UK Revolving Exposure exceeding such Lender’s UK Revolving Commitment or (ii) the total UK Revolving Exposure exceeding the lesser of (x) the sum of the total UK Revolving Commitments or (y) an amount equal to the UK Borrowing Base (with the US Availability component thereof calculated after giving effect to all US Revolving Loans then outstanding or then requested under Section 2.03), subject to the UK Administrative Agent’s authority, in its sole discretion, to make Protective UK Advances pursuant to the terms of Section 2.04 by making immediately available funds available to the UK Administrative Agent’s designated account, not later than 11:00 a.m., London time.  Within the foregoing limits and subject to the terms and conditions set forth herein, the UK Borrower may borrow, prepay and reborrow UK Revolving Loans.  Revolving Loans advanced to the UK Borrower shall be denominated in Optional Currencies and shall be maintained on the books of the UK Administrative Agent.

SECTION 2.02.   Loans and Borrowings.

(a)   Each US Revolving Loan (other than a Swingline Loan) shall be made as part of a US Borrowing consisting of US Revolving Loans of the same Class and Type made by the US Lenders ratably in accordance with their respective US Revolving Commitments of the applicable Class.  Each UK Revolving Loan shall be made as part of a UK Borrowing consisting of UK Revolving Loans of the same Class and Type made by the UK Lenders ratably in accordance with their respective UK Revolving Commitments of the applicable Class.  Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.04 and any Swingline Loans shall be made in accordance with the procedures set forth in Section 2.05.

(b)   Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans, AEBR Loans or Eurocurrency Loans as the applicable Borrowing Representative may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)   At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing (other than a Eurocurrency Borrowing bearing interest at the Alternate Eurocurrency Base Rate) shall be in an aggregate amount that is an integral multiple of (i) in the case of borrowings in Dollars, $500,000 and not less than $3,000,000, (ii) in the case of borrowings in Sterling, £500,000 and not less than £2,000,000 and (iii) in the case of borrowings in Euro, €500,000 and not less than €2,000,000.  ABR Borrowings and AEBR Borrowings may be in any amount.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurocurrency Borrowings outstanding.

(d)   Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.   Requests for Borrowings.

(a)   To request a UK Revolving Loan, the UK Borrowing Representative shall notify the UK Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the UK Administrative Agent and signed by the UK Borrowing Representative or by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an AEBR Borrowing, not later than 11:00 a.m., London time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the UK Administrative Agent of a written Borrowing Request in a form approved by the UK Administrative Agent and signed by the UK Borrowing Representative.

(b)   To request a US Revolving Loan, which may be made on behalf of any US Borrower, the US Borrowing Representative shall notify the US Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the US Administrative Agent and signed by the Borrowing Representative or by telephone (i) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m., New York time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of a US LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the US Administrative Agent of a written Borrowing Request in a form approved by the US Administrative Agent and signed by the Borrower.

(c)   Each Borrowing Request, whether telephonic or written, and whether for a UK Revolving Loan or a US Revolving Loan, shall specify the following information in compliance with Section 2.02:

(i) the Borrowing Representative requesting such Borrowing (and on whose behalf the applicable Borrowing Representative is requesting such Borrowing);

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing; the date of such Borrowing, which shall be a Business Day;

(iii) the Optional Currency (in the case of a UK Borrowing) of such Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be an ABR Borrowing (in the case of a US Borrowing), an ABR Borrowing (in the case of a UK Borrowing) or a Eurocurrency Borrowing (in the case of either a US Borrowing or a UK Borrowing);

(vi) in the case of a Eurocurrency Borrowing, bearing interest at the Adjusted LIBO Rate, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the applicable Funding Account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

(d)   If no election as to the Type of Borrowing with respect to a US Borrower is specified, then the requested Borrowing with respect to a US Borrower shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing by a US Borrower, then the US Borrowing Representative shall be deemed to have selected an Interest Period of one month’s duration.  If no election as to the Type or Borrowing with respect to the UK Borrower is specified, or if no Interest Period is specified with respect to any requested Eurocurrency Borrowing by the UK Borrower, then the UK Borrowing Representative shall be deemed to have selected a Eurocurrency Borrowing with an Interest Period of one month or requested an AEBR Borrowing, as determined by the UK Administrative Agent in its discretion.  Promptly following receipt of a Borrowing Request in accordance with this Section, (x) the UK Administrative Agent shall advise each UK Lender of the details thereof and of the amount of such UK Lender’s Loan to be made as part of the requested Borrowing and (y) the US Administrative Agent shall advise each US Lender of the details thereof and of the amount of such US Lender’s Loan to be made as part of the requested Borrowing, as applicable.

SECTION 2.04.   Protective Advances.

(a)   Subject to the limitations set forth below, the UK Administrative Agent is authorized by the UK Borrower and the UK Lenders, from time to time in the UK Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the UK Borrower, on behalf of all UK Lenders, which the UK Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the UK

Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolving Loans and other UK Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the UK Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective UK Advances”); provided that, the aggregate amount of Protective UK Advances outstanding at any time shall not at any time exceed an amount equal to 10% of the UK Revolving Commitments; provided further that, the aggregate amount of outstanding Protective UK Advances plus the aggregate UK Revolving Exposure shall not exceed the aggregate UK Revolving Commitments.  The Protective UK Advances shall be secured by the Liens in favor of the UK Administrative Agent in and to the UK Collateral and shall constitute UK Obligations hereunder.  The UK Administrative Agent’s authorization to make Protective UK Advances may be revoked at any time by the Required UK Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the UK Administrative Agent’s receipt thereof.  At any time that there is sufficient UK Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the UK Administrative Agent may request the UK Lenders to make a UK Revolving Loan to repay a Protective UK Advance.  At any other time the UK Administrative Agent may require the UK Lenders to fund their risk participations described in Section 2.04(d).  Notwithstanding the foregoing, or any other provision of this Agreement, the funding of any Protective UK Advances, or any other sums to be funded by the UK Administrative Agent hereunder or under any of the other Loan Documents, may be made by any branch of the US Administrative Agent located in England, Scotland or Wales.

(b)   Subject to the limitations set forth below, the US Administrative Agent is authorized by each of the US Borrowers, and the US Lenders, from time to time in the US Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the US Borrowers, on behalf of all US Lenders, which the US Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the US Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other US Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the US Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective US Advances”); provided that, the aggregate amount of Protective US Advances outstanding at any time shall not at any time exceed an amount equal to 10% of the US Revolving Commitments; provided further that, the aggregate amount of outstanding Protective US Advances plus the aggregate US Revolving Exposure shall not exceed the aggregate US Revolving Commitments.  The US Protective Advances shall be secured by the Liens in favor of the US Administrative Agent in and to the US Collateral and shall constitute US Obligations hereunder.  The US Administrative Agent’s authorization to make Protective US Advances may be revoked at any time by the Required US Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the US Administrative Agent’s receipt thereof.  At any time that there is sufficient US Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the US Administrative Agent may request the US Lenders to make a US Revolving Loan to repay a Protective Advance.  At any other time the US

Administrative Agent may require the US Lenders to fund their risk participations described in Section 2.04(e).

(c)   Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  All Protective US Advances shall be ABR Borrowings and all Protective UK Advances shall be Eurocurrency Loans having an Interest Period of one month or AEBR Borrowings, as determined by the UK Administrative Agent in its discretion.

(d)   Upon the making of a Protective UK Advance by the UK Administrative Agent (whether before or after the occurrence of a Default), each UK Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the UK Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective UK Advance in proportion to its Applicable UK Percentage.  From and after the date, if any, on which any UK Lender is required to fund its participation in any Protective UK Advance purchased hereunder, the UK Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable UK Percentage of all payments of principal and interest and all proceeds of UK Collateral received by the UK Administrative Agent in respect of such Protective UK Advance.

(e)   Upon the making of a Protective US Advance by the US Administrative Agent (whether before or after the occurrence of a Default), each US Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the US Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective US Advance in proportion to its Applicable Percentage.  From and after the date, if any, on which any US Lender is required to fund its participation in any Protective Advance purchased hereunder, the US Administrative Agent shall promptly distribute to such US Lender, such US Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the US Administrative Agent in respect of such Protective US Advance.

SECTION 2.05.   Swingline Loans.

(a)   The US Administrative Agent, the Swingline Lender and US Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after Borrowing Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the US Lenders and in the amount requested, same day funds to the US Borrowers, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c).  Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, including without limitation the provisions of Section 4.02, except that all payments thereon shall be payable to the Swingline Lender solely for its own account.  In addition, the US Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., New York City time, on each Business Day, make available to the US Borrowers by means of a credit to the Domestic Funding Account, the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that day (as determined based on notice from the Administrative Agent).  The aggregate amount of Swingline Loans outstanding at any time shall not exceed $12,500,000.  The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds US Availability (after giving effect to such Swingline Loan).  All Swingline Loans shall be ABR Borrowings.

(b)   Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each US Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the US Revolving Commitment.  The Swingline Lender may, at any time, require the US Lenders to fund their participations.  From and after the date, if any, on which any US Lender is required to fund its participation in any Swingline Loan purchased hereunder, the US Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the US Administrative Agent in respect of such Loan.

(c)   The US Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Swingline Settlement”) with the US Lenders on at least a weekly basis or on any date that the US Administrative Agent elects, by notifying the US Lenders of such requested Swingline Settlement by facsimile, telephone, or e-mail no later than 12:00 noon New York City time on the date of such requested Swingline Settlement (the “Swingline Settlement Date”).  Each US Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such US Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Swingline Settlement is requested to the US Administrative Agent, to such account of the US Administrative Agent as the US Administrative Agent may designate, not later than 2:00 p.m., New York City time, on such Swingline Settlement Date.  Swingline Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the US Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such US Lenders, respectively.  If any such amount is not transferred to the US Administrative Agent by any US Lender on such Swingline Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06.   Letters of Credit.

(a)   General.  Subject to the terms and conditions set forth herein, the US Borrowing Representative may request the issuance of Letters of Credit for the account of any of the US Borrowers, in a form reasonably acceptable to the US Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  Subject to the terms and conditions set forth herein, the UK Borrowing Representative may request the issuance of Letters of Credit for the account of the UK Borrower, in a form reasonably acceptable to the UK Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)   Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrowing Representative shall deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and, as applicable, the US Administrative Agent or the UK Administrative Agent prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a US Business Day or, in the case of a Letter of Credit to be issued for the account of the UK Borrower, a UK Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be denominated in Dollars (in the case of a US Borrower) or in an Optional Currency (in the case of the UK Borrower), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrowing Representative (or Borrower) also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000, (ii) the Total Revolving Exposures shall not exceed the lesser of the Total Revolving Commitments and the Borrowing Base; (iii) the total UK Revolving Exposures shall not exceed the lesser of the UK Revolving Commitments and the UK Borrowing Base; and (iv) the total US Revolving Exposures shall not exceed the lesser of the US Revolving Commitments and the US Borrowing Base.

(c)   Expiration Date; Existing Letters of Credit.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (X) with respect to standby Letters of Credit, the date one year after the date of the issuance of such standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), and (Y) with respect to documentary Letters of Credit, the date 180 days after the date of the issuance of such documentary Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (ii) the date that is thirty (30) days prior to the Maturity Date.  All Existing Letters of Credit shall be deemed Letter of Credits issued pursuant to the terms and conditions of this Agreement to the extent that the Issuing Bank therefor has become a party to this Agreement.  Each Issuing Bank and Borrower shall amend, supplement or otherwise modify each such Letter of Credit to the extent any of the terms and conditions thereof are inconsistent with the terms and conditions of this Agreement.

(d)   Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) for the account of a US Borrower or the UK Borrower, as applicable, and without any further action on the part of such Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each US Lender and UK Lender, respectively, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable US Percentage or Applicable UK Percentage, respectively, of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay (i) to the US Administrative Agent with respect to Letters of Credit issued for the account of a US Borrower and (ii) to the UK Administrative Agent with respect to Letters of Credit issued for the account of the UK Borrower, in either event for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)   Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the US Administrative Agent or UK Administrative Agent, as applicable, an amount equal to such LC Disbursement not later than 11:00 a.m., New York time or London time, as applicable, on the date that such LC Disbursement is made, if the applicable Borrowing Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., New York time or London time, as applicable, on such date, or, if such notice has not been received by the applicable Borrowing Representative prior to such time on such date, then not later than 11:00 a.m., New York time or London time, as applicable, on (i) the Business Day that the applicable Borrowing Representative receives such notice, if such notice is received prior to 9:00 a.m., New York time or London time, as applicable, on the day of receipt, or (ii) the Business Day immediately following the day that the applicable Borrowing Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, (x) with respect to Letters of Credit issued for the account of a US Borrower, the US Borrowing Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03(b) or Section 2.05 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan and (y) with respect to Letters of Credit issued for the account of the UK Borrower, the UK Borrowing Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03(a) that such payment be financed with a UK Revolving Loan consisting of a Eurocurrency Borrowing having an Interest Period of one month in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting UK Revolving Loan.  If the applicable Borrower fails to make such payment when due, and no other Borrower makes such payment on its behalf (provided, however, that the UK

Borrower shall not make any payments on behalf of any US Borrower) the US Administrative Agent or the UK Administrative Agent, as applicable, shall notify each relevant Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the US Administrative Agent or UK Administrative Agent, as applicable, its Applicable Percentage of the payment then due from the relevant Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the US Administrative Agent or the UK Administrative Agent, as applicable, shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the US Administrative Agent or the UK Administrative Agent of any payment from any Borrower pursuant to this paragraph, the US Administrative Agent or the UK Administrative Agent, as applicable, shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or Swingline Loan as contemplated in the proviso above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)   Obligations Absolute.  Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.  Neither the US Administrative Agent, the UK Administrative Agent, the Lenders, nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), each of the Issuing Banks shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)   Disbursement Procedures.  An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the US Administrative Agent or the UK Administrative Agent, and the US Borrowing Representative or UK Borrowing Representative, as applicable, by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the applicable Issuing Bank and the respective Lenders with respect to any such LC Disbursement.

(h)   Interim Interest.  If the Issuing Bank in respect of a Letter of Credit shall make any LC Disbursement under such Letter of Credit, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)   Replacement of the Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the US Administrative Agent (with respect to Letters of Credit issued or to be issued on behalf of the US Borrowers), the UK Administrative Agent (with respect to Letters of Credit issued or to be issued on behalf of the UK Borrower), the replaced Issuing Bank and the successor Issuing Bank.  The US Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the applicable Borrower(s) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)   US Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the US Borrowing Representative receives notice from the US Administrative Agent or the Required US Lenders (or, if the maturity of the Loans has been accelerated, US Lenders with US LC Exposure representing greater than 50% of the total US LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrowing Representative, on behalf of the US Borrowers, shall deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent and for the benefit of the US Lenders (the “US LC Collateral Account”), an amount in cash equal to 105% of the US LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any US Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the US Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The US Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the US Borrowers hereby grant the US Administrative Agent a security interest in the US LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the US Administrative Agent and at the US Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the US Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with US LC Exposure representing greater than 50% of the total US LC Exposure), be applied to satisfy other Secured Obligations.  If any US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all such Defaults have been cured or waived.

(k)   UK Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the UK Borrowing Representative receives notice from the UK Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with UK LC Exposure representing greater than 50% of the total UK LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the UK Borrower shall deposit in an account with either the US Administrative Agent or the UK Administrative Agent (as then directed by the Administrative Agents to the UK Borrowing Representative), in the name of either the US Administrative Agent or the UK Administrative Agent (as then directed by the Administrative Agents to the UK Borrowing Representative) and for the benefit of the Lenders (the “UK LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the  US Administrative Agent or the UK Administrative Agent, as then applicable, as collateral for the payment and performance of the Secured Obligations due and owing from the UK Borrower.  The applicable Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agents a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the applicable Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the applicable Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the UK Borrower for the UK LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with UK LC Exposure representing greater than 50% of the total UK LC Exposure), be applied to satisfy other Secured Obligations.  If the UK Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the UK Borrower within three Business Days after all such Defaults have been cured or waived.

SECTION 2.07.   Funding of Borrowings.

(a)   Each US Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York time, to the account of the US Administrative Agent most recently designated by it for such purpose by notice to the US Lenders in an amount equal to such Lender’s Applicable US Percentage; provided that Swingline Loans shall be made as provided for in Section 2.05.  The US Administrative Agent will make such Loans available to the respective US Borrower by promptly crediting the amounts so received, in like funds, to the applicable Domestic Funding Account; provided that (x) US Revolving Loans made to finance the reimbursement of (i) a US LC Disbursement as provided in Section 2.06(e) shall be remitted by the US Administrative Agent to the applicable Issuing Bank and (ii) a Protective US Advance shall be retained by the US Administrative Agent and (y) not later than 2:00 p.m.  New York time on each Business Day the US Administrative Agent shall, subject to the conditions of this Agreement (but without the requirement of a Borrowing Request), make available to the US Borrowers, by a credit to the applicable Domestic Funding Accounts, the proceeds of an ABR Borrowing to the extent necessary to pay items to be drawn on the Controlled Disbursement Accounts that day.

(b)   Each UK Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., London time, to the account of the UK Administrative Agent most recently designated by it for such purpose by notice to the UK Lenders in an amount equal to such Lender’s Applicable UK Percentage, and in the Optional Currency then specified by the UK Administrative Agent.  The UK Administrative Agent will make such Loans available to the UK Borrower by promptly crediting the amounts so received, in like funds, to the applicable UK Funding Account; provided that UK Revolving Loans made to finance the reimbursement of (i) a UK LC Disbursement as provided in Section 2.06(e) shall be remitted by the UK Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the UK Administrative Agent.

(c)   Notwithstanding anything to the contrary contained in Section 2.07(a) hereof, commencing with the first Business Day following the Second Restatement Date, each borrowing of US Revolving Loans shall be advanced by the US Administrative Agent and each payment by any US Borrower on account of US Revolving Loans shall be applied first to those US Revolving Loans made by the US Administrative Agent.  On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Second Restatement Date, the US Administrative Agent and the US Lenders shall make certain payments as follows: (I) if the aggregate amount of new US Revolving Loans made by the US Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding US Revolving Loans during such preceding Week, then each US Lender shall, upon notice of such amount from US Administrative Agent with the US Administrative Agent using its good-faith efforts to give such notice on or before 11:00 A.M.  New York time on such Settlement Date (it being understood that the failure of US Administrative Agent to give such notice within the applicable time constraints shall not relieve any US Lender from providing such payments as required herein), provide the US Administrative Agent with funds in an amount equal to its Applicable US Percentage of the difference between (w) such US Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding US Revolving Loans during such Week exceeds the aggregate amount of new US Revolving Loans made during such Week, then the US Administrative Agent shall provide each US Lender with its Applicable US Commitment Percentage of the difference between (y) such repayments and (z) such US Revolving Loans.

(d)   Each US Lender shall be entitled to earn interest on outstanding US Revolving Loans which it has funded at the rates herein provided, from the time it has funded through the date it has been repaid to such US Lender.

(e)   Notwithstanding anything to the contrary contained in Section 2.07(b) hereof, commencing with the first Business Day following the Second Restatement Date, each borrowing of UK Revolving Loans shall be advanced by the UK Administrative Agent and each payment by the UK Borrower on account of UK Revolving Loans shall be applied first to those UK Revolving Loans made by the UK Administrative Agent.  On or before 11:00 a.m., London time, on each Settlement Date commencing with the first Settlement Date following the Second Restatement Date, the UK Administrative Agent and the UK Lenders shall make certain payments as follows: (I) if the aggregate amount of new UK Revolving Loans made by the UK Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding UK Revolving Loans during such preceding Week, then each UK Lender shall, upon notice of such amount from UK Administrative Agent (with the UK Administrative Agent providing such notice prior to 5:00 P.M.  London time on the day immediately prior to such Settlement Date), provide the UK Administrative Agent with funds in an amount equal to its Applicable UK Percentage of the difference between (w) such UK Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding UK Revolving Loans during such Week exceeds the aggregate amount of new UK Revolving Loans made during such Week, then the UK Administrative Agent shall provide each UK Lender with its Applicable UK Commitment Percentage of the difference between (y) such repayments and (z) such UK Revolving Loans.

(f)   Each UK Lender shall be entitled to earn interest on outstanding UK Revolving Loans which it has funded at the rates herein provided, from the time it has funded through the date it has been repaid to such UK Lender.

(g)   Unless the US Administrative Agent shall have received notice from a US Lender prior to the proposed date of any US Borrowing that such Lender will not make available to the US Administrative Agent such Lender’s share of such Borrowing, the US Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable US Borrower a corresponding amount.  If such amount is made available to the US Administrative Agent on a date after a Settlement Date, then the applicable US Lender and US Borrower severally agree to pay to the US Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such US Borrower to but excluding the date of payment to the US Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the US Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a US Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the US Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(h)   Unless the UK Administrative Agent shall have received notice from a UK Lender prior to the proposed date of any UK Borrowing that such Lender will not make available to the UK Administrative Agent such Lender’s share of such Borrowing, the UK Administrative Agent may assume that such UK Lender has made such share available on such date in accordance with paragraph (b) of this Section and may, in reliance upon such assumption, make available to the UK Borrower a corresponding amount.  If such amount is made available to the UK Administrative Agent on a date after a Settlement Date, then the applicable UK Lender and UK Borrower severally agree to pay to the UK Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the UK Borrower to but excluding the date of payment to the UK Administrative Agent, at (i) in the case of such UK Lender, the rate determined by the UK Administrative Agent in good faith in accordance with banking industry practice on interbank compensation or (ii) in the case of the UK Borrower, the interest rate applicable to AEBR Loans.  If such UK Lender pays such amount to the UK Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.   Interest Elections.

(a)   Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate, may elect Interest Periods therefor, all as provided in this Section.  Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b)   To make an election pursuant to this Section, the applicable Borrowing Representative shall notify the US Administrative Agent or the UK Administrative Agent, as applicable, of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the US Administrative Agent (or UK Administrative Agent, as applicable) of a written Interest Election Request in a form approved by the US Administrative Agent (or UK Administrative Agent, as applicable) and signed by such Borrowing Representative.

(c)   Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)   the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)   whether the resulting Borrowing is to be an ABR Borrowing, an AEBR Borrowing or a Eurocurrency Borrowing; and

(iv)   if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then (x) in the case of a US Borrower, such US Borrower shall be deemed to have selected an Interest Period of one month’s duration and (y) in the case of the UK Borrower, the UK Borrower shall be deemed to have requested a Eurocurrency Borrowing with an Interest Period of one month or deemed to have requested a conversion of such Eurocurrency Borrowing into an AEBR Borrowing, as determined by the UK Administrative Agent in its discretion.

(d)   Promptly following receipt of an Interest Election Request, the US Administrative Agent (or UK Administrative Agent, as applicable) shall advise each applicable US Lender or UK Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)   If the applicable Borrowing Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing bearing interest at the Adjusted LIBO Rate prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of the Interest Period applicable thereto (x)

each Eurocurrency Borrowing which is a US Borrowing shall be converted to an ABR Borrowing and (y) each Eurocurrency Borrowing which is a UK Borrowing shall be converted to or continued as a Eurocurrency Borrowing with an Interest Period of one month or converted to an AEBR Borrowing, as determined by the UK Administrative Agent in its discretion.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and either (i) the US Administrative Agent, at the request of the Required US Lenders, so notifies the US Borrowing Representative or (ii) the UK Administrative Agent, at the request of the Required UK Lenders, so notifies the UK Borrowing Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, (x) each Eurocurrency US Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each UK Borrowing shall be limited to Interest Periods of one month or be converted to AEBR Borrowings, as determined by the UK Administrative Agent in its discretion.

SECTION 2.09.   Termination, Increase, or Reduction of Commitments.

(a)   Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b)   SYX may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the US Administrative Agent (and/or the UK Administrative Agent, as then determined by the US Administrative Agent) of a cash deposit (or at the discretion of the US Administrative Agent a back up standby letter of credit satisfactory to the US Administrative Agent and the UK Administrative Agent) equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, including applicable Prepayment Fee (if any), and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.  It being understood and agreed that SYX may only terminate the US Revolving Commitments so long as at the same time SYX is terminating the UK Revolving Commitments.

(c)   SYX or the UK Borrower may at any time terminate the UK Revolving Commitments upon (i) the payment in full of all outstanding UK Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit issued on behalf of the UK Borrower (or alternatively, with respect to each such Letter of Credit, the furnishing to the UK Administrative Agent of a cash deposit (or at the discretion of the UK Administrative Agent a back up standby letter of credit satisfactory to the UK Administrative Agent) equal to 105% of the UK LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, including applicable Prepayment Fee (if any), and (iv) the payment in full of all reimbursable expenses and other Obligations (other than US Obligations) together with accrued and unpaid interest thereon.

(d)    (1)       The Borrowers may at any time, by written notice to the Administrative Agents, request that the Administrative Agents increase the Total Revolving Commitment (which may be apportioned either (x) on a pro rata basis between the US Revolving Commitment and the UK Revolving Commitment or (y) otherwise as may be requested by the

Borrowers and agreed to by the Administrative Agents in their sole discretion, exercised in a reasonable manner)(a “Revolver Increase”) by (i) adding one or more new lenders to the revolving credit facility under this Agreement (each a “New Lender”) who wish to participate in such Revolver Increase and/or (ii) increasing the Commitments of one or more Lenders party to this Agreement who wish to participate in such Revolver Increase; provided, however, that (A) the Borrowers may only add a New Lender if, and only to the extent, there is insufficient participation on behalf of the existing Lenders, (B) no Default shall have occurred and be continuing as of the date of such request or as of the effective date of such Revolver Increase (the “Increase Date”) or shall occur as a result thereof, (C) any New Lender that becomes party to this Agreement pursuant to this Section 2.09(d) shall satisfy the requirements of Section 9.04(b) hereof and shall be reasonably acceptable to the Administrative Agents and consented to by the Borrowers, and (D) the other conditions set forth in this Section 2.09(d) are satisfied.  The Administrative Agents shall use commercially reasonable efforts to arrange for the syndication of any Revolver Increase.  The Administrative Agents shall promptly inform the Lenders of any such request made by the Borrowers.  The aggregate amount of Revolver Increases shall not exceed $75,000,000 and no single such Revolver Increase shall be for an amount less than $15,000,000.  The Borrowers may not make more than three (3) requests for a Revolver Increase during the term of this Agreement.

(2)   On each Increase Date, (i) each New Lender that has chosen to participate in such Revolver Increase shall, subject to the conditions set forth in Section 2.09(d)(1) hereof, become a Lender party to this Agreement as of such Increase Date and shall have a Commitment in an amount equal to its share of the Revolver Increase and (ii) each Lender that has chosen to increase its Commitment pursuant to this Section 2.09(d) will have its Commitment increased by the amount of its share of the Revolver Increase as of such Increase Date; provided, however, that the Administrative Agent shall have (y) received from the Borrowers all out-of-pocket costs and expenses incurred by the Administrative Agents or any Lender in connection with such Revolver Increase, including pursuant to Section 2.17 hereof, and (z) received on or before such Increase Date the following, each dated such date:

(i)   certified copies of resolutions of the governing body of each Borrower approving the Revolver Increase and the corresponding modifications, if any, to the Loan Documents required under subclause (vi) below, together with a certificate of each Borrower certifying that there have been no changes to the constitutive documents of such Borrower since the Second Restatement Date, or if there have been changes, copies certified by such Borrower of all such changes;

(ii)   an assumption agreement from each New Lender participating in the Revolver Increase, if any, in form and substance satisfactory to the Administrative Agent (each, an “Assumption Agreement”), duly executed by such New Lender, the Administrative Agents and the Borrowers;

(iii)   confirmation from each Lender participating in the Revolver Increase of the increase in the amount of its Commitment, in form and substance satisfactory to the Administrative Agents;

(iv)   a certificate of SYX certifying that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Revolver Increase;

(v)   a certificate of SYX certifying that the representations and warranties made by each Borrower herein and in the other Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all material respects as of such earlier date);

(vi)   supplements or modifications to the Loan Documents and such additional Loan Documents, including any new Notes to New Lenders and replacement Notes to Lenders that agree to participate in such Revolver Increase, that the Administrative Agents reasonably deem necessary in order to document such Revolver Increase and otherwise assure and give effect to the rights of the Administrative Agents and the Lenders in the Loan Documents; and

(vii)   such other documents, instruments and information as the Administrative Agents or their counsel shall reasonably deem necessary in connection with the Revolver Increase.

(3)    On each Increase Date, upon fulfillment of the conditions set forth in this Section 2.09(d), the Administrative Agents shall (i) effect a settlement of all outstanding Loans among the Lenders that will reflect the adjustments to the Commitments of the Lenders as a result of the Revolver Increase and (ii) notify the Lenders, any New Lenders participating in the Revolver Increase and the Borrowers, on or before noon (New York City time), by telecopier or telex, of the occurrence of the Revolver Increase to be effected on such Increase Date.

(e)   The US Borrowing Representative may from time to time reduce the US Revolving Commitments; provided that (i) each reduction of the US Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000, (ii) at the time of the reduction of the US Revolving Commitments the UK Borrower shall request a pro rata reduction of the UK Revolving Commitments (unless the UK revolving Commitments had been previously terminated or the UK Revolving Commitments then outstanding exceed the amount of the reduction of the US Revolving Commitments in which case the UK Borrower shall request that the UK Revolving Commitments be terminated) and (iii) the US Borrowing Representative shall not reduce the US Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the lesser of the total Revolving Commitments and the Borrowing Base Availability.

(f)   The UK Borrowing Representative may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the UK Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the UK Borrowing Representative shall not reduce the UK Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the lesser of the total Revolving Commitments and the Borrowing Base Availability.

(g)   The applicable Borrowing Representative shall notify the Administrative Agents of any election to terminate or reduce the Commitments under paragraph (b), (c), (e) or (f) of this Section or increase under paragraph (d) at least three Business Days prior to the effective date of such termination, reduction or increase, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agents shall advise the Lenders of the contents thereof.  Each notice delivered by a Borrowing Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Borrowing Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrowing (by notice to the Administrative Agents on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10.   Repayment and Amortization of Loans; Evidence of Debt.

(a)   Each US Borrower hereby unconditionally promises to pay (i) to the US Administrative Agent for the account of each US Lender the then unpaid principal amount of each US Revolving Loan on the Maturity Date, (ii) to the US Administrative Agent the then unpaid amount of each Protective US Advance on the earlier of the Maturity Date and demand by the US Administrative Agent.

(b)   The UK Borrower hereby unconditionally promises to pay (i) to the UK Administrative Agent for the account of each UK Lender the then unpaid principal amount of each UK Revolving Loan on the Maturity Date, and (ii) to the UK Administrative Agent the then unpaid amount of each Protective UK Advance on the earlier of the Maturity Date and demand by the UK Administrative Agent.

(c)   From and after either (x) the occurrence and continuance of an Event of Default or (y) at the discretion of the US Administrative Agent, the occurrence of any other Full Cash Dominion Event, on each US Business Day, at or before 11:00 a.m., New York time, the US Administrative Agent shall apply all immediately available funds credited to the Collection Account, as defined in the Security Agreement, first to prepay any Protective US Advances that may be outstanding, second to prepay the US Revolving Loans and third to cash collateralize outstanding US LC Exposure.  On each UK Business Day, at or before 11:00 a.m., London time, the UK Administrative Agent shall, subject to Section 5.17, apply all immediately available funds credited to the Collection Account maintained with the UK Administrative Agent in Sterling (or such other Collection Account as may be opened for such purchase by the UK Administrative Agent), first to prepay any Protective UK Advances that may be outstanding and second to prepay the UK Revolving Loans and third to cash collateralize outstanding UK LC Exposure.  Notwithstanding the foregoing, at any time when an Event of Default is not continuing, the applicable Administrative Agent may, in its sole discretion, either (i) waive the requirement for cash collateralization or (ii) release to the applicable Borrower, within three

Business Days after such Borrower shall request a release of such funds from the cash collateral account, funds previously credited to cash collateralize outstanding US LC Exposure or UK LC Exposure.

(d)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)   Each of the US Administrative Agent and the UK Administrative Agent shall maintain accounts in which it shall record (i) the amount of each US Revolving Loan made hereunder (in the case of the US Administrative Agent) and UK Revolving Loan (in the case of the UK Administrative Agent), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each relevant Lender hereunder and (iii) the amount of any sum received by the US Administrative Agent hereunder for the account of the respective Lenders and each respective Lender’s share thereof.

(f)   The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or either Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

(g)   Any Lender may request that Loans made by it to any Borrower or Borrowers be evidenced by a promissory note (“Notes”).  In such event, each of the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the US Administrative Agent or UK Administrative Agent, as applicable.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.   Prepayment of Loans.

(a)   The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

(b)   In the event and on such occasion that the total US Revolving Exposure (with the US LC Exposure determined net of any funds then on deposit in a US LC Collateral Account) exceeds the lesser of (A) the aggregate US Revolving Commitments or (B) the US Borrowing Base, the US Borrowers shall prepay the US Revolving Loans and/or Swingline Loans in an aggregate amount equal to such excess.  In the event and on such occasion that the total UK Revolving Exposure (with the UK LC Exposure determined net of any funds then on deposit in a UK LC Collateral Account) exceeds the lesser of (A) the aggregate UK Revolving

Commitments or (B) the UK Borrowing Base, the UK Borrower shall prepay the UK Revolving Loans in an aggregate amount equal to such excess.

(c)   In the event and on each occasion that any Net Proceeds are received by or on behalf of SYX or any other Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by SYX or any other Loan Party, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if SYX shall deliver to the Administrative Agents a certificate of a Financial Officer to the effect that the applicable Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 90 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) Real Property, Equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as a Full Cash Dominion Event has not occurred, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Full Cash Dominion Event has occurred, if the Net Proceeds specified in such certificate are to be applied by (A) the applicable US Borrower, then such Net Proceeds shall be applied by the US Administrative Agent to reduce the outstanding principal balance of the US Revolving Loans (without a permanent reduction of the US Revolving Commitment) and upon such application, the US Administrative Agent shall establish a Reserve against the US Borrowing Base in an amount equal to the amount of such proceeds so applied, (B) the UK Borrower, then such Net Proceeds shall be applied by the UK Administrative Agent to reduce the outstanding principal balance of the UK Revolving Loans (without a permanent reduction of the UK Revolving Commitment) and upon such application, the UK Administrative Agent shall establish a Reserve against the UK Borrowing Base in an amount equal to the amount of such proceeds so applied and (C) any Loan Party that is not a Borrower, then such Net Proceeds shall be deposited in a cash collateral account and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1)   the applicable Borrower shall request a Revolving Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2)   so long as the conditions set forth in Section 4.02 have been met, the applicable Lenders shall make such Revolving Loan or the applicable Administrative Agent shall release funds from the cash collateral account; and

(3)   in the case of Net Proceeds applied against a Revolving Loan, the Reserve established with respect to such proceeds shall be reduced by the amount of such Revolving Loan;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 90-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further that the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) Real

Property, Equipment or other tangible assets (excluding inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $1,000,000.

(d)   All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances that may be outstanding with respect to the applicable Borrower, second to prepay the Revolving Loans due and owing from such applicable Borrower without a corresponding reduction in the Revolving Commitment and third to cash collateralize outstanding LC Exposure with respect to such Borrower.  If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Property is not otherwise determined, the allocation and application of those proceeds shall be determined by the US Administrative Agent, in its Permitted Discretion.  Notwithstanding the foregoing, at any time when an Event of Default is not continuing, the applicable Administrative Agent may, in its sole discretion, either (i) waive the requirement for cash collateralization or (ii) release to the applicable Borrower, within three Business Days after such Borrower shall request a release of such funds from the cash collateral account, funds previously credited thereto.

(e)   SYX shall notify the applicable Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 10:00 a.m., New York time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Borrowing, the applicable Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12.   Fees.

(a)   Each US Borrower agrees to pay to the US Administrative Agent for the account of each US Lender, and the UK Borrower agrees to pay to the UK Administrative Agent for the account of each UK Lender, a commitment fee, which shall accrue at the rate of three eighths of one percent (0.375%) on the average daily amount of the Available Revolving US Commitment and Available Revolving UK Commitment, respectively, of such Lender during the period from and including the Second Restatement Date to but excluding the date on which such Commitments terminate.  Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)   Each of the Borrowers agrees to pay (i) to the US Administrative Agent for the account of each US Lender, and to the UK Administrative Agent for the account of each UK Lender, a participation fee with respect to its participations in Letters of Credit issued for the account of each US Borrower or the UK Borrower, respectively, which shall accrue at a rate equal to the Applicable Rate for Eurocurrency Loans on the average daily amount of such Lender’s US LC Exposure and/or UK LC Exposure, as applicable, during the period from and including the Second Restatement Date to but excluding the later of the Maturity Date with respect to such Lender and the date on which such Lender ceases to have any LC Exposure, and (ii) to the respective Issuing Bank a fronting fee, which shall accrue at the rate of one eighth of one-percent (0.125%) per annum on the average daily amount of the US LC Exposure and/or UK LC Exposure, as applicable, during the period from and including the Second Restatement Date to but excluding the later of the Maturity Date and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Second Restatement Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)   Each US Borrower agrees to pay to the US Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the US Administrative Agent.  The UK Borrower agrees to pay to the UK Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the UK Administrative Agent.

(d)   All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the US Administrative Agent or the UK Administrative Agent, as applicable, or to the Issuing Bank, in the case of fees payable to it, for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.   Interest.

(a)   The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate US Base Rate plus the Applicable Rate.

(b)   The Loans comprising each AEBR Borrowing shall bear interest at the Alternate Eurocurrency Base Rate plus the Applicable Rate.

(c)   The Loans comprising each Eurocurrency Borrowing shall bear interest at the applicable Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)   Each Protective US Advance shall bear interest at the Alternate US Base Rate plus the Applicable Rate plus 2%.  Each Protective UK Advance shall bear interest at the Adjusted LIBO Rate for an Interest Period of one month plus the Applicable Rate plus 2%.

(e)   Notwithstanding the foregoing, during the occurrence and during the continuance of an Event of Default (after the expiration of any applicable grace period), all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section.

(f)   Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Lender (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period with respect to such Lender), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g)   All interest hereunder shall be computed on the basis of a year of 360 days (other than interest based upon the Prime Rate, which shall be computed on the basis of a year of 365/366 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate US Base Rate, Alternate Eurocurrency Base Rate or Adjusted LIBO Rate shall be determined by an Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.   Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)   the US Administrative Agent and/or the UK Administrative Agent, as applicable, determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)   the US Administrative Agent and/or the UK Administrative Agent, as applicable, is advised by the Required US Lenders and/or Required UK Lenders, respectively, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the US Administrative Agent and/or the UK Administrative Agent, as applicable, shall give notice thereof to the US Borrowing Representative and the UK Borrowing Representative, respectively, and the affected Lenders by telephone or facsimile as promptly as practicable thereafter and, until the US Administrative Agent and/or the UK Administrative Agent, as applicable, notifies such Borrowing Representative and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.   Increased Costs.

(a)   If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Alternate Eurocurrency Base Rate) or the UK Mandatory Costs; or

(ii)   impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement, any Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the US Borrowers (if such Lender or Issuing Bank is a US Lender or Issuing Bank in the United States) or the UK Borrower (if such Lender or Issuing Bank is a UK Lender or Issuing Bank in the United Kingdom) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)   If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the US Borrowers (if such Lender or Issuing Bank is a US Lender or an Issuing Bank in the United States or the UK Borrower (if such Lender or Issuing Bank is a UK Lender or an Issuing Bank in the United Kingdom) will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)   A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the affected Borrowing Representative and shall be conclusive absent manifest error.  The US Borrowers or the UK Borrower, as applicable, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)   Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that neither the US Borrowers nor the UK Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.   Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(g) or 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error.  The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.   Taxes.

(a)   Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agents, the Lenders or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  If any Indemnified Taxes are required to be deducted in respect of any payment made to a Lender as a result of the application of Section 2.24 (including any payment made by a Lender to another Lender in respect of that Lender’s participating interest pursuant to Section 2.24(b)), the applicable US Borrower (in the case of Indemnified Taxes required to be deducted by the United States or any political subdivision thereof) or the UK Borrower (in the case of Indemnified Taxes required to be deducted by the United Kingdom or any political subdivision thereof) shall pay an additional amount so that after making all the required deductions, including deductions applicable to additional amounts required under this Section 2.17(a), such Lender shall receive an amount equal to the sum it would have received had no such deductions been made.

(b)   In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   Each US Borrower shall indemnify the US Administrative Agent, each US Lender and the Issuing Bank, and the UK Borrower shall indemnify the UK Administrative Agent, each UK Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such US Administrative Agent or UK Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of each Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or Issuing Bank, or by the US Administrative Agent (or UK Administrative Agent) on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)   Each Lender and the Issuing Bank shall indemnify the Borrowers and each Administrative Agent, within 10 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrowers or either Administrative Agent) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrowers or either Administrative Agent pursuant to Section 2.17(f).  Each Lender and the Issuing Bank hereby authorizes each Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to either Administrative Agent under this Section 2.17(d).

(e)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority and after a request by any Administrative Agent, such Borrower shall deliver to the US Administrative Agent and/or the UK Administrative Agent, as applicable, the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such US Administrative Agent or UK Administrative Agent.

(f) (i)   Subject to paragraph (ii) below any, Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which such Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the US Administrative Agent or the UK Administrative Agent, as applicable), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

(ii)           Nothing in the immediately preceding paragraph above shall require a Treaty Lender to:

(1)           register under the HMRC DT Treaty Passport scheme;

(2)           apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(3)           file Treaty forms (A) if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) below or paragraph (o) or (B) notified the UK Borrower of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (l) below, and the UK Borrower has not complied with its obligations under paragraph (k), paragraph (m) or paragraph (p) below.

(g)   If the US Administrative Agent, the UK Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund from a Governmental Authority of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund at such Borrower’s expense.  If the US Administrative Agent, UK Administrative Agent or any Lender or Issuing Bank receives a refund (including pursuant to a claim for a refund made pursuant to the preceding sentence) in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower in which such Borrower has paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such US Administrative Agent, UK Administrative Agent, Lender or Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of the applicable US Administrative

Agent, UK Administrative Agent, Lender or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest and other charges, including the reasonable fees and expenses of the US Administrative Agent and UK Administrative Agent) to such US Administrative Agent, UK Administrative Agent, Lender or Issuing Bank if such US Administrative Agent, UK Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority.

(h)   Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans and LC Disbursements made hereunder.

(i)   Nothing contained in this Section 2.17 shall require the US Administrative Agent, the UK Administrative Agent, any Lender or any Issuing Bank to make available any of its tax returns (or any other information that it deems, in its sole discretion, to be confidential or proprietary).

(j)   Each Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which then wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the UK Administrative Agent and without liability to any Loan Party) by including its scheme reference number and its jurisdiction of tax residence opposite its name on the Commitment Schedule.

(k)   Where a Lender includes the indication described in paragraph (j) above on the Commitment Schedule, the UK Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing.

(l)   Each Treaty Lender which has not included the indication described in paragraph (j) above or the indication described in paragraph (o) below but which holds a passport under the HMRC DT Treaty Passport scheme and subsequently wishes that scheme to apply to this Agreement shall notify the UK Borrower (for the benefit of the UK Administrative Agent and without liability to any Loan Party) of its scheme reference number and its jurisdiction of tax residence.

(m)   Where a Lender notifies the Borrower of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (l) above, the UK Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that date and shall promptly provide the Lender with a copy of that filing.

SECTION 2.18.   Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)   Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, in case of payments to be made to the US Administrative Agent, the Issuing Bank in the

United States or any US Lender, or 12:00 noon, London time, in case of payments to be made to the UK Administrative Agent, the Issuing Bank in the United Kingdom or any UK Lender), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the US Administrative Agent and the UK Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the US Administrative Agent (in the case of payments for the account of the US Administrative Agent, the Issuing Bank in the United States or any US Lender) at its offices at 270 Park Avenue, New York, New York, or to the UK Administrative Agent (in the case of payments for the account of the UK Administrative Agent, the Issuing Bank in the United Kingdom or any UK Lender) at 125 London Wall, Floor 9, EC2Y 5AJ, London, United Kingdom, except payments to be made directly to the Issuing Banks or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  Each of the US Administrative Agent and the UK Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document with respect to the Borrowers shall be made in US Dollars; provided that payments of principal of and interest on UK Revolving Loans, commitment fees in respect of UK Revolving Commitments, fees in respect of Letters of Credit denominated in Optional Currency and (to the extent invoiced or otherwise claimed in Optional Currency) indemnification and expense reimbursement obligations, shall in each case be payable in the applicable Optional Currency.

(b)   Any proceeds of Collateral received by the US Administrative Agent attributable to property of any Loan Party other than the UK Borrower (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the US Borrowing Representative) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account after the occurrence of a Full Cash Dominion Event (which shall be applied in accordance with Section 2.10(c)) or (ii) after an Event of Default has occurred and is continuing, shall be applied by the US Administrative Agent ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the US Administrative Agent and the Issuing Bank from the US Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the US Lenders from the US Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Protective US Advances, fourth, to pay the principal of the Protective US Advances, fifth, to pay interest then due and payable on the US Revolving Loans (other than the Protective US Advances) ratably, sixth, to prepay principal on the US Revolving Loans (other than the Protective US Advances) and unreimbursed US LC Disbursements, ratably in accordance with the then outstanding amounts thereof, seventh, to pay an amount to the US Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid US LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations provided for the US Borrowers, ninth, to the payment of any other Secured Obligation due to the US Administrative Agent or any US Lender by the US Borrowers, tenth, to pay any fees, indemnities, or expense reimbursements including amounts then due to the UK Administrative Agent and the Issuing Bank from the UK Borrower (other than in connection with Banking Services or Swap Obligations), eleventh, to pay any fees or expense reimbursements then due to the UK Lenders from the UK Borrower (other than in connection with Banking Services or Swap Obligations), twelfth, to pay interest due in respect of the Protective UK Advances, thirteenth, to pay the principal of the Protective UK Advances, fourteenth, to pay interest then due and payable on the UK Revolving Loans (other than the Protective UK Advances) ratably, fifteenth, to prepay principal on the UK Revolving Loans (other than the Protective UK Advances) and unreimbursed UK LC Disbursements, ratably in accordance with the then outstanding amounts thereof, sixteenth, to pay an amount to the UK Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid UK LC Disbursements, to be held as cash collateral for such Obligations, seventeenth, to payment of any amounts owing with respect to Banking Services and Swap Obligations provided for the UK Borrower, and eighteenth, to the payment of any other Secured Obligation due to the UK Administrative Agent or any UK Lender by the UK Borrower.  Any proceeds of Collateral received by the UK Administrative Agent attributable to property of the UK Borrower (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the UK Borrowing Representative) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing, shall be applied by the UK Administrative Agent ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the UK Administrative Agent and the Issuing Bank from the UK Borrower (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the UK Lenders from the UK Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Protective UK Advances, fourth, to pay the principal of the Protective UK Advances, fifth, to pay interest then due and payable on the UK Revolving Loans (other than the Protective UK Advances) ratably, sixth, to prepay principal on the UK Revolving Loans (other than the Protective UK Advances) and unreimbursed UK LC Disbursements, seventh, to pay an amount to the UK Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid UK LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations provided for the UK Borrower, and ninth, to the payment of any other Secured Obligation due to the UK Administrative Agent or any UK Lender by the UK Borrower.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrowing Representative, or unless an Event of Default is in existence, neither any Administrative Agent nor any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the applicable Borrower shall pay the break funding payment required in accordance with Section 2.16.  The applicable Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)   At the election of the US Administrative Agent, all payments of principal, interest, US LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses (pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of US Borrowings made hereunder whether made following a request by the US Borrowing Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any US Borrower maintained with the US Administrative Agent.  The US Borrowing Representative hereby irrevocably authorizes (i) the US Administrative Agent to make a US Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents with the US Borrowers and agrees that all such amounts charged shall constitute US Revolving Loans (including Swingline Loans), but such a US Borrowing may only constitute a Protective US Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04, 2.05 or 2.06, as applicable and (ii) the US Administrative Agent to charge any deposit account of any US Borrower maintained with the US Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents from a US Borrower.

(d)   At the election of the UK Administrative Agent, all payments of principal, interest, UK LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses (pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of UK Borrowings made hereunder whether made following a request by the UK Borrowing Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the UK Borrower maintained with the UK Administrative Agent.  The UK Borrowing Representative hereby irrevocably authorizes (i) the UK Administrative Agent to make a UK Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents with the UK Borrower and agrees that all such amounts charged shall constitute US Revolving Loans, but such a UK Borrowing may only constitute a Protective UK Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04, 2.05 or 2.06, as applicable and (ii) the UK Administrative Agent to charge any deposit account of the UK Borrower maintained with the UK Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents from the UK Borrower.

(e)   If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(f)   Unless the applicable Administrative Agent shall have received notice from the applicable Borrowing Representative prior to the date on which any payment is due to such Administrative Agent for the account of the relevant Lenders or Issuing Bank hereunder that the applicable Borrower will not make such payment, the applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the applicable Lenders or Issuing Bank, as the case may be, severally agrees to repay to the respective Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the US Administrative Agent or UK Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation.

(g)   If any Lender shall fail to make any payment required to be made by it hereunder, then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the applicable Administrative Agent in its discretion.

SECTION 2.19.   Mitigation Obligations; Replacement of Lenders.  If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then:

(a)   such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each of the Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);

(b)   a Borrowing Representative may, at its sole expense and effort, require such Lender or any Lender that defaults in its obligation to fund Loans hereunder (herein, a “Departing Lender”), upon notice to the Departing Lender and the applicable Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrowing Representative shall have received the prior written consent of the applicable Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.   Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender.

(a)   fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)   the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)   if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(1)   all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(2)   if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the US Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) and (k) for so long as such LC Exposure is outstanding;

(3)   if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(4)   if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(5)   if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d)   The Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)   in the event and on the date that each of the US Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the US Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21.   Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Administrative Agent or such Lender.  The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by any Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22.   Money of Account, etc.  This is an international loan transaction in which the specification of Dollars or the applicable Optional Currency is of the essence, and Dollars or the applicable Optional Currency, as specified herein, shall be the currency of account and of payment in all events.  The payment obligations of the Borrowers and the other Loan Parties shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars or, as the case may be, the applicable Optional Currency under normal banking procedures shall not yield the amount of Dollars or such Optional Currency, as the case may be, due hereunder.  In the event that any payment made in a currency other than Dollars or an Optional Currency, as the case may be, whether pursuant to a judgment or otherwise, upon conversion shall not yield such amount of Dollars or such Optional Currency, the applicable Lenders shall be entitled to demand immediate payment of, and shall have a separate cause of action for, the US Dollar or the applicable Optional Currency deficiency.

SECTION 2.23.   Currency Fluctuations, etc.

(a)   Not later than 1:00 p.m., New York City time, on each Calculation Date, the US Administrative Agent shall determine the Exchange Rate as of such Calculation Date.  Except as otherwise provided in Section 2.09 and Section 2.24, the Exchange Rate so determined shall become effective on the first US Business Day immediately following the relevant Calculation Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)   Not later than 5:00 p.m., London time, on each Reset Date, the US Administrative Agent shall consult with the UK Administrative Agent and the Administrative Agents shall determine the total UK Exposure (both in Dollars and in Optional Currency) and the total US Exposure.

(c)   If, on any Reset Date, the total UK Exposure exceeds the total UK Commitments, then (i) the UK Administrative Agent shall give notice thereof to the UK Borrower and the UK Lenders and (ii) within two UK Business Days thereafter, the UK

Borrower shall repay or prepay UK Revolving Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the total UK Exposure (expressed in Optional Currency) shall not exceed the total UK Commitments.

(d)   To the extent the repayments and prepayments referenced in paragraph (c) do not result in a total UK Exposure (expressed in Optional Currency) that is less than or equal to the total UK Commitments, then the Borrowers shall provide cash collateral in accordance with Section 2.06(j) to the extent required to obtain such result.

SECTION 2.24.   Consolidation of Credit Facilities.

(a)   Notwithstanding noncompliance with the conditions precedent set forth in Article IV, if (i) an Event of Default pursuant to clause (h), (i) or (j) of Article VII shall have occurred, or (ii) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Article VII, then, at 10:00 a.m., New York City time, on the second US Business Day (the “Consolidation Date”) immediately succeeding the first to occur of (A) the date on which such Event of Default occurs (in the case of clause (i) above), or (B) the date on which such termination and/or declaration occurs (in the case of clause (ii) above), subject to Section 2.24(b), the following shall occur:

(1)   SYX, in its capacity as a Guarantor, shall repay all outstanding UK Revolving Loans and all unreimbursed UK LC Disbursements, and pay all accrued fees payable by the UK Borrower and shall cause the US Borrowers to repay all outstanding US Revolving Loans and all unreimbursed US LC Disbursements and pay all accrued fees payable by the US Borrowers hereunder (without prejudice to the rights of the US Borrowers to finance such repayments by borrowing US Revolving Loans in accordance with this Agreement after giving effect to the adjustment of Commitments as provided below, if the US Commitments remain in effect and the conditions to such Borrowing are satisfied);

(2)   if, as of the Consolidation Date, the US Commitments remain in effect, then:

(A)           the total US Commitments shall increase by the Dollar Equivalent of the total UK Commitments, but without increasing the US Commitment of any US Lender; and

(B)           each UK Lender (or an affiliate thereof designated by such UK Lender) shall become a US Lender with a US Commitment equal to the amount of its former UK Commitment, and its UK Commitment shall terminate, if not previously terminated; and

(C)           SYX shall become the account party in respect of all UK Letters of Credit (with the result that each UK Letter of Credit shall become a US Letter of Credit) and the Lenders’ participations in Letters of Credit shall be adjusted so that, as of the Consolidation Date, the US LC Exposure of each Lender shall equal its Applicable Percentage of the aggregate US LC Exposure at the time (determined as though Commitments had been consolidated as US Commitments as provided in clause (2) above, even if such Commitments have been terminated).

The foregoing actions shall result in, and the parties hereto shall take such actions as shall be necessary to result in, all UK Lenders becoming US Lenders, all UK Letters of Credit becoming US Letters of Credit, all UK Revolving Loans being repaid, and any and all US Revolving Loans and US LC Exposure being held by the Lenders ratably in accordance with their US Commitments (or, if the Commitments have terminated, in accordance with their ratable interests as though the Commitments had not terminated and had been converted to US Commitments as provided above).  After giving effect to the foregoing, in the event that any LC Disbursement is made in Optional Currency, any payment required to be made by the Borrowers or the Lenders hereunder in respect of such LC Disbursement shall be payable in Dollars in an amount equal to the Dollar Equivalent (based on the Exchange Rate determined by the US Administrative Agent on the US Business Day immediately preceding such payment date) of the amount otherwise payable in Optional Currency.  For purposes of this Section 2.24(a) (other than in the immediately preceding sentence), the Dollar Equivalent shall be determined based upon the Exchange Rate in effect on the Second Restatement Date.

(b)   If any event described in clause (i) or (ii) of paragraph (a) above occurs and the Required Lenders elect to apply the provisions of this paragraph (b) in lieu of the provisions of paragraph (a) above, or for any reason the actions specified in paragraph (a) above cannot be taken or accomplished, then the following provisions shall apply:

(1)   all Commitments shall terminate;

(2)   each US Lender shall purchase a participation in each UK Revolving Loan, and unreimbursed UK LC Disbursement, and each UK Lender shall purchase a participation in each US Revolving Loan and unreimbursed US LC Disbursement, and each Lender holding such a Loan or unreimbursed LC Disbursement agrees to sell such participations therein, in each case in such amount as shall be necessary so that the US Revolving Loans and participations therein, the UK Revolving Loans and participations therein, and the LC Disbursements and participations therein, are held ratably by the Lenders (it being understood that the ratable interests of the Lenders shall be determined by the Administrative Agents on the basis of the Dollar Equivalent or Optional Currency Equivalent, as applicable, of their respective Commitments at the time of termination thereof); and

(3)   the Lenders’ participations in Letters of Credit shall be adjusted so that the US LC Exposure and the UK LC Exposure of each Lender shall be ratable (determined as provided in clause (2) above).

The foregoing actions shall result in, and the Lenders shall take such actions as shall be necessary to result in, any and all US Revolving Loans, UK Revolving Loans, US LC Exposure and UK LC Exposure being held, directly or indirectly (through participations) by the Lenders ratably on the basis of their respective Commitments at the time of termination thereof.  For purposes of this Section 2.24(b), (i) the purchase and sale of participations shall be at a price calculated on the basis of the principal amount thereof but without interest (it being understood that any recovery of interest accrued thereon prior to the date of sale of such participations shall be for the account of the Lender selling such participation) and (ii) the purchase and sale of participations pursuant to clause (2) above shall be made in the same currency in which the applicable Loan, or LC Disbursement is denominated; provided that if a US Lender is unable for any reason (including lack of participation by such US Lender in foreign exchange markets) to obtain or apply Optional Currency to purchase participations in Loans or LC Disbursements that are denominated in Optional Currency, as required by clause (2) above, such US Lender shall be permitted to make such purchase payments in Dollars in an amount equal to the Dollar Equivalent of the amount otherwise payable in Optional Currency hereunder.  The provisions of this Section 2.24(b) are solely for the benefit of the Lenders, shall not be enforceable by any Borrower and, notwithstanding any contrary provisions herein, may be amended, modified or waived by agreement among the Lenders without any consent or approval of any Borrower.

ARTICLE III.  Representations and Warranties.

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01.   Organization; Powers.  Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.   Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, equity holder action.  This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of each such Borrower or Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.   Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.

SECTION 3.04.   Financial Condition; No Material Adverse Change.

(a)   SYX has heretofore furnished to the Lenders (i) the balance sheet of SYX on a Consolidated Basis as of and for the fiscal year ended December 31, 2009, reported on without qualification by Ernst & Young LLP, independent public accountants, and (ii) the consolidating balance sheet, and the statements of income, stockholders equity and cash flow, of Borrowers on a Consolidated Basis as of and for the fiscal month and the portion of the fiscal year ended August 31, 2010, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flow of Borrowers on a Consolidated Basis as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)   No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2009.

SECTION 3.05.   Properties.

(a)   As of the Second Restatement Date, Schedule 3.05 sets forth the address of each parcel of Real Property that is owned or leased by each Loan Party.  Each lease and sublease to which a Loan Party is party is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists which could be reasonably expected to have a Material Adverse Effect.  Each of the Loan Parties has good and indefeasible and/or valid and marketable title to, and/or valid leasehold interests in, all its Real Property, heritable and personal property, free of all Liens other than those permitted by Section 6.02.

(b)   Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the Second Restatement Date, is set forth on Schedule 3.05, and the use thereof by the Loan Parties does not infringe in any respect upon the rights of any other Person in any manner which could be reasonably expected to have a Material Adverse Effect, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement.

SECTION 3.06.   Litigation and Environmental Matters.

(a)   There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.  Inclusion of any matter as one of the Disclosed Matters shall not constitute a determination that such matter, if adversely determined, would result in a Material Adverse Effect.

(b)   Except for the Disclosed Matters (i) no Loan Party has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c)   Since the Second Restatement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.   Compliance with Laws.  Each Loan Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.   Investment Company Status.  No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.   Taxes.  Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.

SECTION 3.10.   ERISA.

(a)   No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b)   Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Employee Benefit Plan is in compliance in all material respects with all requirements of the governing documents for such plan and all applicable laws (including funding and fiduciary obligations) and (ii) with respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained.  The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, are not reasonably expected to result in a Material Adverse Effect.

SECTION 3.11.   Disclosure.  The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the any Loan Party to the US Administrative Agent, the UK Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains, as of the Second Restatement Date (or in the case of items furnished after the Second Restatement Date, when furnished) any material misstatement of fact or omits, as of the Second Restatement Date (or in the case of items furnished after the Second Restatement Date, when furnished), to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, SYX represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished and, except for the obligations to provide additional projections pursuant to Section 5.01(f) or additional information pursuant to Section 5.01(n), no Loan Party shall have any obligations to update any such projected financial information.

SECTION 3.12.   Material Agreements.  All material agreements and contracts to which any Loan Party is a party or is bound as of the Second Restatement Date are listed on Schedule 3.12.  No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness, except for such default that shall have been waived by the applicable party and with respect to which default the applicable Administrative Agent shall have deemed the occurrence thereof to have not been reasonably likely to have had a Material Adverse Effect, whether or not so waived.

SECTION 3.13.   Solvency.

(a)   Immediately after the consummation of the Transactions to occur on the Second Restatement Date, and on the date of each Borrowing, (i) the fair value of the assets of the Loan Parties taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties taken a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Second Restatement Date.

(b)   No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14.   Insurance.  Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Second Restatement Date.  As of the Second Restatement Date, all premiums in respect of such insurance have been paid.  The Borrowers believe that the insurance maintained by or on behalf of the Loan Parties is adequate.

SECTION 3.15.   Capitalization and Subsidiaries.  Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Borrowers of each and all of the Loan Parties and their Subsidiaries, (b) a true and complete listing of each class of each of the authorized Equity Interests of the Loan Parties and their Subsidiaries, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Loan Parties and each of their Subsidiaries.  All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.  The following Subsidiaries of the Loan Parties conduct no business and have no material assets: Catalog Data Systems, Inc., a corporation organized under the laws of the State of New York which Borrowers intend to dissolve within 60 days of the Second Restatement Date, B.T.S.A., Inc., a corporation organized under the laws of the State of New York which Borrowers intend to dissolve within 60 days of the Second Restatement Date, MISCO UK Limited, Misco Computer Supplies Limited and Simply Computers Limited

SECTION 3.16.   Security Interest in Collateral.  The provisions of this Agreement, the Security Agreement, the Debenture, the Mortgages and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the applicable Administrative Agent, for the benefit of the applicable Administrative Agent and the Lenders, and such Liens constitute perfected (or will, upon the delivery, filing, recording or registering of the documents described in Section 3.18, as applicable, constitute perfected) and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral, including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC and the Companies Act, under the UCC or the Companies Act (in each case in effect on the date this representation is made) in each case prior and superior in right to any other Person other than with respect to (a) Liens expressly permitted by Section 6.02 hereof, to the extent any such Liens would have priority over the Liens in favor of the applicable Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the applicable Administrative Agent has not obtained or does not maintain possession of such Collateral (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

SECTION 3.17.   Labor Disputes.  As of the Second Restatement Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Loan Parties, threatened.  The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with hours worked by or payment made to employees or any similar matters.  All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

SECTION 3.18.   Security Documents.

(a)   The Pledged Collateral (as defined in the Security Agreement) has been delivered to the US Administrative Agent (together with stock powers or other appropriate instruments of transfer executed in blank form).

(b)   The financing statements, releases and other filings set forth on Schedule 3.18(b) are in appropriate form for filing in the offices specified on Schedule 6 to the Perfection Certificate.

(c)   The Assignment of Security Agreement and other documents set forth on Schedule 3.18(c) are in appropriate form for filing in the United States Patent and Trademark Office and the United States Copyright Office.

(d)   When the Debenture or notice thereof is filed in the UK Patent Office, the Debenture shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Debenture) in which a security interest may be perfected by filing, recording or registering a security agreement pursuant to the Trade Marks Act 1994 superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 hereof (it being understood that subsequent recordings in the UK Patent Office may be necessary to record notice of a security interest on Intellectual Property (as defined in the Debenture) acquired by the Loan Parties after the date hereof).

SECTION 3.19.   Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.20.   Governing Law and Judgments.  In any legal proceedings taken in its jurisdiction of incorporation in relation to any of the Loan Documents to which it is a party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction will be recognized and enforced.

SECTION 3.21. Centre of Main Interests.  The UK Borrower has not caused or allowed its registered office or Centre of Main Interests to be in nor shall the UK Borrower maintain an Establishment in any jurisdiction other than England, Scotland and Wales.

SECTION 3.22.   Adverse Consequences.  It is not necessary under the laws of jurisdiction of incorporation of any Borrower or Loan Guarantor (i) in order to enable either any Administrative Agent, any Lender or any Issuing Bank (collectively, the “Finance Parties”) to enforce their rights under any Loan Document; or (ii) by reason of the entry into any Loan Document or the performance by any Finance Party of its obligations under any Loan Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and (b) no Finance Party is or will be deemed to be resident, domiciled or carrying on business in the jurisdiction of incorporation of any Borrower or Loan Guarantor by reason only of the entry into, performance and/or enforcement of any Loan Document.

SECTION 3.23.   Collateral Deposit Accounts.  Schedule 5.17 sets forth all Collateral Deposit Accounts maintained by the Borrowers as of the Second Restatement Date.

ARTICLE IV.  Conditions

SECTION 4.01.   Effective Date.  The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)   Credit Agreement and Loan Documents.  Each Administrative Agent (and/or their respective counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the US Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agents shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10(g) payable to the order of each such requesting Lender.

(b)    Financial Statements and Projections.  The Lenders shall have received satisfactory (i) audited consolidated financial statements of SYX on a Consolidated Basis for the 2008 and 2009 fiscal years, (ii) unaudited consolidating interim financial statements of Borrowers on a Consolidated Basis for each fiscal month ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available but at least for the months of January – August, 2010, and such financial statements shall not, in the reasonable judgment of the US Administrative Agent and the UK Administrative Agent, reflect any material adverse change in the financial condition of SYX on a Consolidated Basis since December 31, 2009 and (iii) projected income statements, balance sheets and cash flows for the period beginning January 1, 2011 and ending December 31, 2013.

(c)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The US Administrative Agent with respect to the US Borrowers, and the UK Administrative Agent with respect to the UK Borrower, shall have received (i) a certificate of each Loan Party, dated the Second Restatement Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(d)    No Default Certificate.  The US Administrative Agent with respect to the US Borrowers, and the UK Administrative Agent, with respect to the UK Borrower, shall have received a certificate, signed by the chief financial officer of SYX and each other Borrower, on the Second Restatement Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the US Administrative Agent.

(e)    Fees.  The Lenders and the Administrative Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Second Restatement Date.  All such amounts will be paid with proceeds of Loans made on the Second Restatement Date and will be reflected in the funding instructions given by each Borrowing Representative to the US Administrative Agent on or before the Second Restatement Date.

(f)    Lien Searches.  The Administrative Agents shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and winding up searches against the UK Borrower in England, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Second Restatement Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agents.

(g)    Pay-Off Letter; Assignment of Commitments.  The Administrative Agents shall have received (i) satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds of the initial Borrowing under this Agreement (except for Indebtedness due and owing under the Original Restated Credit Agreement), if any, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit and (ii) an executed Assignment and Assumption pursuant to which each of the lenders party to the Original Restated Credit Agreement and not a Lender hereunder shall have assigned its Commitment to Lenders hereunder.

(h)    Funding Account.  The US Administrative Agent shall have received a notice setting forth the deposit account of the applicable US Borrower (each, a “Domestic Funding Account”) to which the US Lenders are authorized by US Borrowing Representative on behalf of such US Borrower to transfer the proceeds of any US Borrowings requested or authorized pursuant to this Agreement and the UK Administrative Agent shall have received a notice setting forth the deposit account of the UK Borrower (the “UK Funding Account”) to which the UK Lenders are authorized by the UK Borrower to transfer the proceeds of any UK Borrowings requested or authorized pursuant to this Agreement.

(i)    Legal Opinions.  The Administrative Agents shall have received the executed legal opinions of Kramer Levin Naftalis and Frankel LLP, Mayer Brown International LLP and Dundas & Wilson CS LLP, each in form and substance satisfactory to the respective Administrative Agent, which shall cover such matters incident to the Transactions contemplated by the Loan Documents as the Administrative Agents may reasonably require.

(j)    No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers, members or directors of any Borrower (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Administrative Agents, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Administrative Agents, have a Material Adverse Effect on any Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body.

(k)    Borrowing Base Certificate.  The Administrative Agents shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the most recent fiscal month end immediately preceding the Second Restatement Date.

(l)    Closing Availability.  After giving effect to all Borrowings to be made on the Second Restatement Date and the issuance of any Letters of Credit on the Second Restatement Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, Borrowing Base Availability shall not be less than $50,000,000.

(m)   Collateral Examination; Appraisals.  The Administrative Agents shall have received and be satisfied with asset appraisals (inventory and real estate) of certain assets to be specified by the Administrative Agents from appraisers satisfactory to the Administrative Agents.  The appraisers shall be engaged directly by the Administrative Agents and shall have no direct or indirect interest, financial or otherwise, in the property or transaction.  The Administrative Agents or their designee shall have conducted a satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the Borrowers and their Subsidiaries and of the related data processing and other systems.

(n)    Pledged Stock; Stock Powers; Pledged Notes.  The US Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the US Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o)    Filings, Registrations and Recordings.  Each document required by the Collateral Documents or under law or reasonably requested by the Administrative Agents to be filed, registered or recorded in order to create in favor of the Administrative Agents, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(p)    Environmental Reports.  The Administrative Agents shall have received an environmental review reports with respect to the Real Properties of the Loan Parties specified by the Administrative Agents from firm(s) satisfactory to each Administrative Agent, which review reports shall be reasonably acceptable to each Administrative Agent.  Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties’ plans with respect thereto.

(q)    Real Property Search.  the Administrative Agents shall have received a Land Registry title search against the Wellingborough Real Property indicating that the UK Security Documents relating thereto have been properly registered against the relevant title.

(r)    Confirmation Agreements.  The UK Administrative Agent shall have received confirmation agreements, in form and substance satisfactory to each Administrative Agent, with respect to this Agreement, the Security Agreement and each of the UK Security Documents, duly executed by each of SYX and the UK Borrower, as applicable.

(s)    Insurance.  The Administrative Agents shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to each Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.12 of the Security Agreement.

(t)    Letter of Credit Application.  Each Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Second Restatement Date.

(u)    Other Documents.  The Administrative Agents shall have received such other documents as any Administrative Agent, Issuing Bank, Lender or their respective counsel may have reasonably requested.

The Administrative Agents shall notify the Borrowing Representatives and the Lenders of the Second Restatement Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to October 27, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.   Each Credit Event.  The obligation of each Lender to make a Loan (including without limitation Swingline Loans but excluding Protective Advances) on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of each Loan Party set forth in this Agreement and the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, if they are not true and correct, the applicable Administrative Agent and the Required Lenders shall have determined to make any Loan or instruct the Issuing Bank to issue any Letters of Credit, notwithstanding that such representation or warranty is untrue or incorrect.

(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing or, if there then shall be any Default or Event of Default, the applicable Administrative Agent and the Required Lenders shall have determined to make such Borrowing or instruct the Issuing Bank to issue such Letter of Credit notwithstanding such Default or Event of Default.

(c)    After giving effect to any Borrowing or the issuance of any Letter of Credit, Availability is not less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V.  Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or cash collateralized in accordance with the terms hereof, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01.   Financial Statements; Borrowing Base and Other Information.  SYX will furnish to the Administrative Agents and each Lender each of the following together with all supporting documentation as the Administrative Agents may reasonably require:

(a)   (i) within 91 days after the end of each fiscal year of SYX (or, if the 90th day is not a Business Day or if SYX files a Form 12b-25, the day immediately succeeding the date on which the filing of such financial statements with the SEC is due), the audited balance sheet and related statements of operations, stockholders’ equity and cash flow as of the end of and for such year of SYX on a Consolidated Basis, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agents (without a

“going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of SYX on a Consolidated Basis in accordance with US GAAP consistently applied, accompanied by any management letter prepared by said accountants (or, if such management letter is not available at the time of delivery of such financial statements, such management letter shall be promptly provided to the Administrative Agents upon receipt thereof by any Loan Party), (ii) within 91 days after the end of each fiscal year of SYX (or, if the 90th day is not a Business Day or if SYX files a Form 12b-25, the day immediately succeeding the date on which the filing of such financial statements with the SEC is due), the unaudited consolidating financial statements of Borrowers on a Consolidated Basis including but not limited to balance sheet and related statements of operations, stockholders’ equity and cash flow as of the end of and for such year, setting forth in each case (on a consolidated basis only) in comparative form the figures for the previous fiscal year, all reported on by one of the Financial Officers of SYX to the effect that such consolidating financial statements present fairly in all material respects the financial condition and results of operations of Borrowers on a Consolidated Basis (and a consolidating basis in respect of the Borrowers) in accordance with US GAAP consistently applied and (iii) 180 days after the end of each fiscal year of UK Borrower, the statutory statements as of the end of and for such year of UK Borrower and its Subsidiaries on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agents (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of UK Borrower and its Subsidiaries on a consolidated basis in accordance with UK GAAP consistently applied;

(b)   (i) within 46 days after each of the fiscal quarters of SYX (or, if the 45th day is not a Business Day or if SYX files a Form 12b-25, the day immediately succeeding the date on which the filing of such financial statements with the SEC is due), its unaudited balance sheet and related statements of operations, stockholders’ equity and cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of SYX on a Consolidated Basis in accordance with US GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) within 46 days after the end of each of the fiscal quarters of SYX (or, if the 45th day is not a Business Day or if SYX files a Form 12b-25, the day immediately succeeding the date on which the filing of such financial statements with the SEC is due), an unaudited balance sheet of Borrowers on a Consolidated Basis and related statements of operations, stockholders’ equity and cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of SYX as presenting fairly in all material respects the financial condition and results of operations of Borrowers on a Consolidated Basis (and a consolidating basis in respect of the Borrowers) in accordance with US GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (iii) within 46 days after the end of each of the fiscal quarters of UK Borrower, its unaudited balance sheet and related statements of operations, stockholders’ equity and cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of UK Borrower and its Subsidiaries on a consolidated basis in accordance with UK GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)   (i) within 40 days after the end of each fiscal month of SYX, a balance sheet of Borrowers on a Consolidated Basis and related statements of operations, stockholders’ equity and cash flow as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of SYX as presenting fairly in all material respects the financial condition and results of operations of Borrowers on a Consolidated Basis (and a consolidating basis in respect of the Borrowers) in accordance with US GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) within 40 days after the end of each fiscal month of UK Borrower, its balance sheet and related statements of operations, stockholders’ equity and cash flow as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of UK Borrower and its Subsidiaries on a consolidated basis and consolidating basis in accordance with UK GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)   concurrently with any delivery of financial statements under clause (a) or (b) or (c) above, (x) a certificate of a Financial Officer of SYX in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of SYX on a Consolidated Basis in accordance with applicable GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of Borrowers on a Consolidated Basis and on a consolidating basis with respect to the Borrowers in accordance with applicable GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (iii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iv) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.08(b), 6.12, 6.13 and 6.16, and (v) stating whether any change in applicable GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (y) a written report summarizing all material variances from budgets submitted by Borrowers pursuant to clause (f) below and a discussion and analysis by management with respect to such variances;

(e)   concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and any management letter prepared by said accountants;

(f)   as soon as available, but in any event not later than 30 days after the beginning of each fiscal year of SYX (including, without limitation, not later than January 31, 2011 with respect to the fiscal year commencing January 1, 2011), (a) a quarter-by-quarter projected operating budget and cash flow of Borrowers on a Consolidated Basis and on a consolidating basis with respect to the Borrowers for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter), and (b) a year-by-year projected operating budget and cash flow of Borrowers on a Consolidated Basis and on a consolidating basis with respect to the Borrowers for such fiscal year and at least two additional years thereafter (including an income statement for each year and a balance sheet as at the end of each fiscal year) (the “Projections”) in form reasonably satisfactory to the Administrative Agents, such Projections to be accompanied by a certificate signed by the chief executive officer and/or chief financial officer of SYX to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared;

(g)   as soon as available but in any event within 20 days of the end of each calendar month (provided, that, at all times when Trailing Monthly Borrowing Base Availability is less than the greater of (x) 20% of the then applicable aggregate Commitment or (y) $25,000,000, by Wednesday of each calendar week with respect to the immediately preceding calendar week), and at such other times as may be necessary to re-determine availability of Loans hereunder or as may be requested by either Administrative Agent (and in respect of the UK Borrower, by Wednesday of each calendar week with respect to the immediately preceding calendar week), as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as either Administrative Agent may reasonably request;

(h)   as soon as available but in any event within 20 days of the end of each calendar month (provided, that, at all times when Trailing Monthly Borrowing Base Availability is less than the greater of (x) 20% of the then applicable aggregate Commitment or (y) $25,000,000, by Wednesday of each calendar week with respect to the immediately preceding calendar week), and at such other times as may be requested by either Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file reasonably acceptable to the US Administrative Agent:

(i)   a detailed aging of the Borrowers’ Accounts (1) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agents, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)   a schedule detailing the US Borrowers’ Inventory, in form satisfactory to the US Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the US Administrative Agent has previously indicated to the US Borrowing Representative are deemed by the US Administrative Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by the US Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by any applicable Borrower and complaints and claims made against the applicable Borrower), and (3) reconciled to the Borrowing Base Certificate delivered as of such date;

(iii)   a worksheet of calculations prepared by the applicable Borrowing Representative to determine Eligible Domestic Accounts, Eligible UK Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Domestic Accounts, Eligible UK Accounts and Eligible Inventory and the reason for such exclusion;

(iv)   a reconciliation of the Borrowers’ Accounts and Inventory between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above;

(v)   a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement; and

(vi)   a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file (not in an Adobe *.pdf file) acceptable to the US Administrative Agent.

(i)   at the time of any field examination and promptly upon either Administrative Agent’s request, a list of all customer addresses, delivered electronically in a text formatted file (not in an Adobe *.pdf file);

(j)   promptly upon either Administrative Agent’s request:

(i)   copies of invoices in connection with the invoices issued by any Borrower in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)   copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

(iii)   a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(iv)   the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal for such period as included in such Administrative Agent’s request; and

(v)   copies of all tax returns filed by any Loan Party with the US Internal Revenue Service or the UK Inland Revenue for such period as included in such Administrative Agent’s request;

(k)   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by SYX or any Subsidiary thereof with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(l)   promptly upon either Administrative Agent’s request therefor and thereafter on a daily basis, copies of all sales, collection, debit and credit adjustment schedules;

(m)   within ten days of the first Business Day of each October, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation or organization; and

(n)   promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary thereof, or compliance with the terms of this Agreement or any Loan Document, as either Administrative Agent or any Lender may reasonably request.

SECTION 5.02.   Notices of Material Events.  The respective Borrowing Representatives will furnish to the Administrative Agents and each Lender prompt written notice of the following:

(a)   the occurrence of any Default;

(b)   receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages stated to be in excess of $1,000,000 or which would be reasonably likely to result in a Material Adverse Effect, (ii) seeks injunctive relief which, if granted, would be reasonably likely to result in a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges, in an action brought by a Governmental Authority, criminal misconduct by any Loan Party, (v) alleges the material violation of any Environmental Law or seeks remedies in connection with any Environmental Laws, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $500,000 or which, if such contest were not to be successful, would be reasonably likely to result in a Material Adverse Effect, or (vii) involves any product recall;

(c)   any Lien (other than Permitted Encumbrances and Liens securing purchase money Indebtedness to the extent permitted to be incurred hereunder) or claim made or asserted against any of the Collateral;

(d)   any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance;

(e)   any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (which shall be delivered within two Business Days after receipt thereof);

(f)   all material amendments to any (x) real estate leases or (y) floorplanning arrangement with respect to the Inventory of any Borrower, together with a copy of each such amendment;

(g)   the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days);

(h)   the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $1,000,000;

(i)   a copy of each material notice from each funding agent of each of the Foreign Employee Benefit Plans required to be delivered by such funding agent, to be furnished promptly after such notice is given by the UK Borrower or other Loan Party; and

(j)   any other development (other than those specified above as to which the Lenders have received due notice) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of SYX setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.   Information Regarding Collateral.

(a)   SYX will furnish to the Administrative Agents prompt written notice of any change (i) in any Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, its “location” (as determined under Section 9-307 of Revised Article 9 of the UCC), any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or corporate structure or (iv) in any US Loan Party’s Federal Taxpayer

Identification Number.  SYX agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agents to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral to the extent it is intended to be so perfected on the date hereof.

(b)   Each year, at the time required for delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, SYX shall deliver to the Administrative Agents a certificate of a Financial Officer and the chief legal officer of the Company setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Second Restatement Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.04.   Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.05.   Payment of Obligations.  Each Loan Party will, and will cause each of its Subsidiaries to, pay or discharge all its Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such liabilities would not result in the Collateral becoming subject to forfeiture or loss as a result of the contest.

SECTION 5.06.   Maintenance of Properties.  Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07.   [Intentionally Omitted].

SECTION 5.08.    Compliance with Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09.    Use of Proceeds.  The proceeds of the Loans and Letters of Credit will be used for general corporate purposes, including working capital and acquisitions and Capital Expenditures.  No part of the proceeds of any Loan and no Letter of Credit will be used, directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) to make any Acquisition other than Permitted Acquisitions.  Letters of Credit will be issued only for general corporate purposes.

SECTION 5.10.    Insurance.

(a)    Each Loan Party will, and will cause each of its Subsidiaries to, (i) maintain with financially sound and reputable carriers having a financial strength rating of at least A+ by A.M.  Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents; (ii) maintain such other insurance as may be required by law; and (iii) upon request by an Administrative Agent, which request need not be made in writing, furnish the Administrative Agents with certificates evidencing the insurance required by this paragraph.  In the event of Loan Parties’ failure to obtain or maintain the insurance required by this paragraph, the Administrative Agents shall have the right to obtain the required coverage and bill the applicable Borrowers for the premium payments therefor.  To the extent consistent with prudent business practice, the applicable Borrowers may maintain a program of self-insurance in place of any of the insurance required by this paragraph.  The Borrowers will furnish to the Lenders, upon request of any Administrative Agent, information in reasonable detail as to the insurance so maintained.

(b)    Fire and extended coverage policies with respect to any Collateral (i) shall not include a provision to the effect that any of the Borrowers, the Administrative Agents or any other party shall be a coinsurer and (ii) shall be endorsed, which endorsement shall be satisfactory in form and substance to the Administrative Agents, to name the Administrative Agents, for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and shall include such other provisions as the Administrative Agents may reasonably require from time to time to protect the interests of the Lenders, provided that the requested provisions are available at reasonable cost.  Each such policy referred to in this paragraph also shall provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agents (giving the Administrative Agents the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agents.  The Borrowers shall deliver to the Administrative Agents, prior to the cancellation of any such policy of insurance, a Certificate of Insurance for the replacement policy.

(c)    The Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Inventory will be received by the Loan Parties as agent hereunder for the benefit of the Lenders and deposited in an account subject to a control arrangement in favor of the applicable Administrative Agent.  The Loan Parties disclaim any right, title or interest in or to such income, payments or proceeds and hereby confirm that the Loan Parties have granted a first priority security interest to the Administrative Agents (for the benefit of the Lenders) in all such income, payments and proceeds.  The Loan Parties acknowledge and agree that all income, payments and proceeds of a physical damage property insurance claim payable to them and relating to the Mortgaged Property (after payment of any amounts due to a Lessor under a Lease) will be deposited in an account subject to a control arrangement in favor of the applicable Administrative Agent.

(d)    SYX shall continue to maintain, for itself and its Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by an Administrative Agent, which request need not be made in writing, furnish the Administrative Agents certificates evidencing renewal of each such policy.

SECTION 5.11.    Casualty and Condemnation.  The Borrowers(a) will furnish to Administrative Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.12.    Books and Records; Inspection and Audit Rights; Confirmation of Receivables.

(a)   SYX will, and will cause each of the other Loan Parties, keep proper financial records in accordance with GAAP.  SYX will, and will cause each of the other Loan Parties to (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by either Administrative Agent (including employees of any Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by any Administrative Agent) in consultation with the Borrowers, upon reasonable prior notice, no less frequently than semi-annually in any period of 12 consecutive months commencing on or after the Second Restatement Date, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times.  After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the US Administrative Agent and each Lender with any and all information reasonably requested by the US Administrative Agent to contact directly each Loan Party’s vendors and suppliers.  The Loan Parties acknowledge that any Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by any Administrative Agent and the Lenders.

(b)    SYX will, and will cause each of the other Loan Parties to, permit any representatives designated by either Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by such Administrative Agent) in consultation with the Borrowers to conduct evaluations and appraisals of the computation of the Borrowing Base and the assets included therein, including supporting systems, processes and controls, all at reasonable times but no more frequently than annually in any period of 12 consecutive months commencing on or after the Second Restatement Date; provided, however, that such evaluations and Collateral reviews may be conducted semi-annually if Borrowing Base Availability at any time is less than the greater of (x) 20% of the then applicable aggregate Commitment or (y) $25,000,000 and at any time when an Event of Default has occurred and is continuing.  SYX shall pay the reasonable fees and expenses of any representatives retained by an Administrative Agent, or employees of such Administrative Agent, to conduct any such evaluation or appraisal, including reasonable and customary internally allocated fees and expenses of such employees.  The Loan Parties acknowledge that any Administrative Agent, after exercising its evaluation and appraisal may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by any Administrative Agent and the Lenders.

(c)    The Administrative Agents shall have the right to confirm and verify all Receivables (as defined in the Security Agreement) by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

SECTION 5.13.    [Intentionally Omitted].

SECTION 5.14.    Appraisals.  At any time that any Administrative Agent requests, the Borrowers will provide, at their sole cost and expense, such Administrative Agent with appraisals or updates thereof of their Inventory, Equipment and Real Property from an appraiser selected and engaged by the applicable Administrative Agent, and prepared on a basis satisfactory to such Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Event of Default has occurred and is continuing, only one such appraisal per calendar year shall be at the sole expense of the Loan Parties unless additional appraisals are deemed necessary by the US Administrative Agent in its Permitted Discretion.

SECTION 5.15.    Depository Banks.  The UK Borrower and the US Borrowers will maintain the UK Administrative Agent and the US Administrative Agent, respectively, as its (their) principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

SECTION 5.16.    Additional Collateral; Further Assurances.

(a)    Subject to applicable law, SYX and each other Loan Party shall cause each of its Subsidiaries (if organized under the laws of the United States of America) formed or acquired after the Second Restatement Date in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit E hereto (the “Joinder Agreement”).  Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the applicable Administrative Agents, for the benefit of the such Administrative Agent and the applicable Lenders, in any property of such Loan Party which constitutes Collateral, including any parcel of Real Property or heritable property located in the US or UK owned by any Loan Party.

(b)    SYX and each other Loan Party (other than the UK Borrower) will cause 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the US Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the US Administrative Agent shall reasonably request.  SYX will cause 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected, in the US Borrowing Representative’s discretion, to cause the undistributed earnings of such foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected, in the US Borrowing Representative’s discretion, to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in UK Borrower to be subject at all times to a first priority, perfected Lien in favor of the US Administrative Agent pursuant to the terms and conditions of the Share Pledge or other security documents as the US Administrative Agent shall reasonably request.

(c)    UK Borrower will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries to be subject at all times to a first priority, perfected Lien (to the extent that Lien may be granted and perfected by the Debenture or other document governed by the laws of England, Scotland and Wales) in favor of the UK Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the UK Administrative Agent shall reasonably request.

(d)    Without limiting the foregoing, SYX will, and will cause each of the other Loan Parties to, execute and deliver, or cause to be executed and delivered, to the Administrative Agents such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which any Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(e)    If any material assets (including any Real Property or improvements thereto or any interest therein) are acquired by any US Borrower or any US Subsidiary thereof that is a Loan Party after the Second Restatement Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the US Administrative Agent upon acquisition thereof), the applicable Borrower will notify the US Administrative Agent and the Lenders thereof, and, if requested by the US Administrative Agent or the Required Lenders, the applicable Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause such Subsidiary to take, such actions as shall be necessary or reasonably requested by the US Administrative Agent to grant and perfect such

Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties.

(f)    If any material assets (including any Real Property or improvements thereto or any interest therein) are acquired by UK Borrower or any Subsidiary thereof that is a Loan Party after the Second Restatement Date (other than assets constituting Collateral under the Debenture that become subject to the Lien in favor of the UK Administrative Agent upon acquisition thereof), UK Borrower will notify the UK Administrative Agent and the UK Lenders thereof, and, if requested by the UK Administrative Agent or the Required UK Lenders, the UK Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations owed by the UK Borrower and will take, and cause such Subsidiary to take, such actions as shall be necessary or reasonably requested by the UK Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

SECTION 5.17.    Full Cash Dominion; Collateral Deposit Account; Lock Boxes, Collections, Etc.

(a)   All cash, checks or other similar payments relating to or constituting payments made in respect of the Collateral will be deposited by the Borrowers into a deposit account which shall be subject to a Control Agreement (a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Schedule 5.17.  All funds deposited into a Collateral Deposit Account will be (a) prior to the occurrence of a Full Cash Dominion Event, available for withdrawal by Borrowers and (b) subsequent to the occurrence of a Full Cash Dominion Event, Borrowers shall have no access to the funds contained in the Collateral Deposit Accounts and such funds shall be swept on a daily basis into a collection account, in the name of Chase, maintained by the Borrowers with Chase (the “Collection Account”).

(b)    Following the occurrence of a Full Cash Dominion Event, each Borrower shall direct all of its Account Debtors to forward payments directly to a lock box service (the “Lock Boxes”) with the bank(s) set forth in Schedule 5.17, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agents and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agents granted under the Loan Documents and of irrevocable instructions to wire all amounts collected therein to the Collection Account (a “Lock Box Agreement”).  The Administrative Agents shall have sole access to the Lock Boxes at all times and each Borrower shall take all actions necessary to grant the Administrative Agents such sole access.  At no time shall any Borrower remove any item from the Lock Box or, following the occurrence of a Full Cash Dominion Event, from a Collateral Deposit Account, without the Administrative Agents’ prior written consent.  If any Borrower should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from an Administrative Agent, such Administrative Agent shall, notwithstanding anything to the contrary be entitled to make such notification directly to Account Debtor.  If notwithstanding the foregoing instructions, any Borrower receives any proceeds of any Collateral, such Borrower shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Collateral received by it to a Collateral Deposit

Account.  All funds deposited into any Lock Box subject to a Lock Box Agreement will be swept on a daily basis into the Collection Account.

(c)    Before opening or replacing any Collateral Deposit Account or establishing a new Lock Box, each Borrower shall (a) obtain the Administrative Agents’ consent in writing to the opening of such Collateral Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account, to enter into a Control Agreement with the Administrative Agents in order to give the Administrative Agents UCC Control of such Collateral Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agents in order to give the Administrative Agents UCC Control of the Lock Box.  In the case of Collateral Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of this Agreement regarding setoffs.

(d)    The Administrative Agents shall hold and apply funds received into the Collection Account as provided by the terms of this Section 5.17(d).  All amounts deposited in the Collection Account shall be deemed received by the Administrative Agents in accordance with Section 2.17 of the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied (and allocated) by the Administrative Agents in accordance with Section 2.09 or 2.17(b), as the case may be; provided that, so long as no Event of Default has occurred and is continuing, collections of the UK Borrower which are received into the Collection Account, and which exceed the then outstanding AEBR Loans, shall remain in the Collection Account until the next day on which there is outstanding a Eurocurrency Loan to which such funds may be applied.  The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.09 or 2.17(b), as the case may be, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations.  No Borrower shall have control whatsoever over said cash collateral account.  Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.17 unless a court of competent jurisdiction shall otherwise direct.  The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agents into the Borrowers’ general operating account with the applicable Administrative Agent.  Each Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agents or any Lender to collect such deficiency.

(e)    Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the applicable Administrative Agent on the date received.  In consideration of each Administrative Agent’s agreement to conditionally credit the applicable Collateral Deposit Account or Collection Account as of the Business Day on which such Administrative Agent receives those checks, notes, drafts or other items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by each Administrative Agent on account of the respective Obligations two (2) Business Days after confirmation to the applicable Administrative Agent by the bank in which a Lock Box or other account of a Borrower is maintained that such items of payment have been collected in good funds and finally credited to Agent’s account, provided, however, that if Chase is the bank in which such Lock Box or other account is maintained, all items of payment shall be deemed applied by the applicable Administrative Agent on account of the Obligations two (2) Business Days after such items have been collected in good funds.  No Administrative Agent is required to credit any Collection Account or any other account maintained for any Borrower for the amount of any item of payment which is unsatisfactory to such Administrative Agent and the applicable Administrative Agent may charge any Borrower’s account for the amount of any item of payment which is returned to any Administrative Agent unpaid.

SECTION 5.18.    Benefit Plans Payments.  The Loan Parties and all ERISA Affiliates shall make all required contributions under any Foreign Employee Benefit Plan or Plans which, if not made, could reasonably be expected to result in a Material Adverse Effect unless such payment is being contested pursuant to Section 5.05.

ARTICLE VI.  Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01.   Indebtedness.  No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a)   the Secured Obligations;

(b)   Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (g) hereof;

(c)   intercompany Indebtedness between the Borrowers;

(d)   Guarantees by a Borrower of Indebtedness of any Subsidiary thereof and by any Subsidiary of a Borrower of Indebtedness of a Borrower or any other Subsidiary of a Borrower, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by a Borrower or any Subsidiary of a Borrower that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)   Indebtedness of any Borrower to any Subsidiary thereof and of any such Subsidiary to a Borrower or any other Subsidiary of a Borrower; provided that Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party shall be subject to Section 6.04;

(f)   Indebtedness of a Borrower or any Subsidiary of a Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any

Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (but excluding Indebtedness incurred in connection with a Permitted Acquisition), and extensions, renewals and replacements of any such Indebtedness in accordance with clause (h) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall be subject to Section 6.12;

(g)   Indebtedness of a Borrower or any Subsidiary of a Borrower incurred in connection with a Permitted Acquisition (including, without limitation, any Indebtedness of the Person to be acquired which is assumed by such Borrower or Subsidiary), and extensions, renewals and replacements of any such Indebtedness in accordance with clause (h) hereof; provided that (i) such Indebtedness is incurred as of the effective date of such Permitted Acquisition, (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed the sum of $15,000,000 in any fiscal year and (iii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall be subject to Section 6.12;

(h)   Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (f), (g) and (k) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agents and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(i)   Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(j)   Indebtedness of any Borrower or any Subsidiary thereof in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(k)   unsecured Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any time outstanding incurred pursuant to a public or private debt or convertible debt offering;

(l)   other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(m)   Indebtedness of SYX and SYXD under the Georgia Recovery Zone Bond and otherwise incurred under the Georgia Lease Documents;

(n)    Guarantees by a Loan Party of (i) leases or other obligations that do not constitute Indebtedness and (ii) Indebtedness otherwise permitted hereunder; and

(o)    Reimbursement obligations of a Loan Party with respect to letters of credit issued by financial institutions other than Issuing Bank securing obligations otherwise permitted hereunder.

SECTION 6.02.   Liens.  No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)    Liens created under the Loan Documents;

(b)   (x) Permitted Encumbrances and (y) Liens securing the unpaid purchase price incurred by any Loan Party in connection with a Permitted Acquisition; provided that, in the case of clause (y), (i) such Lien shall not encumber any property or asset of such Loan Party other such property or asset acquired in connection with the subject Permitted Acquisition and (ii) such Lien shall secure only Indebtedness which it secures on the effective date of the subject Permitted Acquisition and only to the extent that such Indebtedness was incurred in compliance with the limitations of this Agreement;

(c)    any Lien on any property or asset of any Borrower or any Subsidiary of a Borrower existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(d)    Liens on fixed or capital assets acquired, constructed or improved by a Borrower or any Subsidiary of a Borrower; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Borrower or Subsidiary thereof;

(e)    any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by a Borrower or any Subsidiary of a Borrower or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be;

(f)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g)    Liens granted by a Subsidiary of a Borrower that is not a Loan Party in favor of a Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary; and

(h)    Liens granted by SYX and SYXD Liens with respect to the Georgia Facility Equipment and otherwise granted pursuant to the Georgia Lease Documents.

(i)    Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clause (a) above, and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clause (a) above.

SECTION 6.03.    Fundamental Changes.

(a)    No Loan Party will, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing: (i) any Subsidiary of a Borrower may merge into or amalgamate with any Loan Party in a transaction in which such Loan Party is the surviving corporation; (ii) any Loan Party (other than a Borrower) may merge into any Loan Party in a transaction in which the surviving or amalgamated entity is a Loan Party and (iii) any Subsidiary of a Loan Party which is not a Loan Party may liquidate and dissolve.

(b)    No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by SYX and its Consolidated Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)    Permitted Investments, subject to control agreements in favor of the Administrative Agents for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the applicable Administrative Agent for the benefit of the applicable Lenders;

(b)    investments in existence on the Second Restatement Date and described in Schedule 6.04;

(c)    investments by SYX in the Borrowers and by the Borrowers and their respective Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (or the Debenture, as applicable) (to the extent required pursuant to the applicable provisions of Section 5.16(b) and (c)) and (B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties shall not exceed, together with (x) any such investments described in Schedule 6.04, (y) outstanding intercompany loans and/or advances permitted under clause (B) to the proviso to Section 6.04(d) and (z) outstanding Guarantees permitted under the proviso to Section 6.04(e), the sum of $100,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs and Equity Interests shall be valued at their original cost);

(d)   loans or advances made by a Borrower to any Subsidiary thereof and made by any such Subsidiary to any Borrower or any other Subsidiary of a Borrower, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement (or the Debenture, as applicable) and (B) the amount of such loans and advances made by Loan Parties to any of their Subsidiaries that are not Loan Parties shall not exceed, together with (x) any such loans or advances described in Schedule 6.04, (y) outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and (z) outstanding Guarantees permitted under the proviso to Section 6.04(e), the sum of $100,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs and Equity Interests shall be valued at their original cost);

(e)   Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries of any Loan Parties that are not Loan Parties that is Guaranteed by any Loan Party shall not exceed, together with (x) any such Guarantees described in Schedule 6.04, (y) outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and (z) outstanding intercompany loans and/or advances permitted under clause (B) to the proviso to Section 6.04(d), the sum of $100,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs and Equity Interests shall be valued at their original cost);

(f)   loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;

(g)   subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements or court orders with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h)   investments in the form of Swap Agreements permitted by Section 6.07;

(i)   investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary thereof or of such merger;

(j)    investments received in connection with the dispositions of assets permitted by Section 6.05;

(k)    investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances; and

(l)    Permitted Acquisitions may be made subject to the requirements contained in the definition of Permitted Acquisition.

SECTION 6.05.    Asset Sales.  No Loan Party will, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to a Borrower or another Subsidiary thereof in compliance with Section 6.04), except:

(a)    sales, transfers and dispositions of (i) Inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business and (iii) Permitted Investments;

(b)    sales, transfers and dispositions to a Borrower or any Subsidiary thereof, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)    sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d)    sales, transfers and dispositions of investments permitted by clauses (i) and (k) of Section 6.04;

(e)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Borrower or any Subsidiary thereof;

(f)    issuance of shares of stock of PCS to employees of or consultants to PCS provided that no more than an aggregate of 35% of the equity of PCS shall be issued and outstanding to such employees and consultants at any time;

(g)    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary of a Borrower unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $1,000,000 during any fiscal year of the Borrower;

(h)    sales, transfers and other dispositions of the Georgia Facility Equipment to the Georgia Development Authority and otherwise as provided for in the Georgia Lease Documents; and

(i)    licenses of Intellectual Property entered into by a Loan Party or any Subsidiary of a Loan Party in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (e) above) shall be made for fair value and for at least 75% cash consideration.

SECTION 6.06.    Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except with respect to assets permitted to be sold pursuant to Section 6.05.

SECTION 6.07.    Swap Agreements.  No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which a Borrower or any Subsidiary thereof has actual exposure (other than those in respect of Equity Interests of a Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary thereof and (c) Swap Agreements entered into with any Lender with respect to foreign currency exchange rates.

SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness.

(a)    No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) SYX may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) SYX may declare and pay dividends, and make other distributions, share repurchases and other payments in respect to its common and/or preferred stock, if at the time of payment, no Default or Event of Default has occurred which is then continuing and (C) after giving effect thereto Borrowing Base Availability will not be less than the greater of (I) 35% of the then applicable aggregate Commitment or (II) $43,750,000 on a pro forma basis for the 30 day period pre and post such date of payment, (iii) Subsidiaries of SYX may declare and pay dividends ratably with respect to their Equity Interests, and (iv) the Borrowers may make Restricted Payments pursuant to and in accordance with stock compensation plans or other benefit plans for management or employees of SYX and its Consolidated Subsidiaries.

(b) No Loan Party will, nor will it permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash,

securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)    payment of Indebtedness created under the Loan Documents;

(ii)   payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of Indebtedness, if any, prohibited by the subordination provisions thereof; provided, however, that (a) SYX and SYXD shall be permitted to exercise the purchase option under the Georgia Lease to purchase the Georgia Facility Equipment, provided that the Borrowing Base Availability for the six (6) month period immediately preceding and succeeding the date of any such prepayment shall not at any time be less than the greater of (I) 35% of the then applicable aggregate Commitment or (II) $43,750,000 calculated on a pro forma basis for such period (after giving effect to any such prepayment) and (b) in accordance with the terms of the Georgia Lease Documents, the unused proceeds of the Georgia Recovery Zone Bond (which have been deposited into the “Escrow Fund”, as defined in the Georgia Lease Documents) shall be used to prepay the Georgia Recovery Zone Bond on March 1, 2012;

(iii)   refinancings of Indebtedness to the extent permitted by Section 6.01; and

(iv)   payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

SECTION 6.09.   Transactions with Affiliates.  No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices, and on payment terms and other terms and conditions, not less favorable to such Loan Party or Subsidiary thereof than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary thereof that is a Loan Party not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c), 6.04(d) or 6.04(e), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of SYX who are not employees of such Borrower or any Subsidiary thereof, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of SYX or its Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock compensation and stock ownership plans approved by the board of directors of SYX or its designated committees (or, as to any such agreements or plans involving Subsidiaries of SYX, approved by the board of each such Subsidiary) and (i) transactions disclosed on Schedule 6.09.

SECTION 6.10.    Restrictive Agreements.  No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to a Borrower or any other Subsidiary thereof or to Guarantee Indebtedness of a Borrower or any other such Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vi) the foregoing shall not apply to the Georgia Lease Documents.

SECTION 6.11.   Amendment of Material Documents.  No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a)  its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents or (b) any floorplanning arrangement with respect to the Inventory of any Borrower, to the extent any such amendment, modification or waiver would be adverse to the Lenders.

SECTION 6.12.   Capital Expenditures.

(a)    The Loan Parties shall not incur or make any Capital Expenditures, together with payments of Indebtedness incurred under Section 6.01(f), during the fiscal year ending December 31, 2010 in an amount exceeding $20,000,000.

(b)    The amount of any Capital Expenditures permitted to be made in respect of any fiscal year after the fiscal year ending December 31, 2010 shall be increased from the limit imposed for the prior fiscal year by the lesser of (i) $2,000,000 and (ii) the unused amount of Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to Section 6.12(a), without giving effect to any carryover amount.  Capital Expenditures in any fiscal year shall be deemed to use first, the amount for such fiscal year set forth in Section 6.12(a) and, second, any amount carried forward to such fiscal year pursuant to this Section 6.12(b).

(c)    SYX and SYXD shall be permitted to incur up to $15,000,000 in Capital Expenditures utilizing the proceeds of the Georgia Recovery Zone Bond (the “Georgia Capital Expenditures”), the amount of which Georgia Capital Expenditures shall, for the avoidance of doubt, be excluded in the total amount of Capital Expenditures for purposes of determining compliance with subsections (a) and (b) of this Section 6.12.

(d)    SYX and its Subsidiaries shall be permitted to incur up to $15,000,000 in Capital Expenditures in connection with each additional distribution facility added after the Second Restatement Date (the “New Facility Capital Expenditures”), not to exceed $60,000,000 in the aggregate for all New Facility Capital Expenditures during the term of this Agreement, the amount of which New Facility Capital Expenditures shall, for the avoidance of doubt, be excluded in the total amount of Capital Expenditures for purposes of determining compliance with subsections (a) and (b) of this Section 6.12.

SECTION 6.13.    Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio shall not be less than the ratio of 1.25 to 1.00.  Compliance with the Fixed Charge Coverage Ratio shall only be tested on a Fixed Charge Coverage Ratio Compliance Date.

SECTION 6.14.    Floorplanning.  The Loan Parties shall not, nor will they permit any of their Subsidiaries to, enter into any floorplanning arrangements with respect to the Inventory of any Borrower which involves the granting of a Lien on any Collateral unless the floorplan provider has entered into an intercreditor agreement with the applicable Administrative Agent on terms and conditions satisfactory to such Administrative Agent in its Permitted Discretion.

SECTION 6.15.    Centre of Main Interest.  The UK Borrower shall not without the prior written consent of the UK Administrative Agent, transfer or allow to change its registered office or, its Centre of Main Interests, or maintain an Establishment in any jurisdiction other than England, Scotland and Wales.

SECTION 6.16.    Leases.  No Loan Party will, nor will it permit any of its Subsidiaries to, enter as lessee into any lease arrangement for real or personal property except:

(i)   leases which are capitalized and permitted under Sections 6.05 and 6.12;

(ii)   leases outstanding on the Second Restatement Date and reflected on Schedule 6.16 and renewals and replacements thereof which do not materially increase the obligations of the respective Borrowers (which, in the case of leases, shall mean any increase in excess of 10% per annum);

(iii)   operating leases entered into in the ordinary course of business; and

(iv)   the Georgia Lease.

ARTICLE VII.   Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)   any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)   any Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable under this Agreement, when and as the same shall become due and payable;

(c)   any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)   any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI;

(e)   any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) ten (10) days after the earlier of the occurrence of such breach or receipt of notice of such breach from either Administrative Agent to the applicable Borrowing Representative (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.06, 5.09, 5.10 or 5.12 of this Agreement or (ii) twenty (20) days after the earlier of the occurrence of such breach or receipt of notice of such breach from either Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)   any Loan Party or any Subsidiary thereof shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and after any required notices have been given to such Loan Party or Subsidiary and all grace and cure periods relating thereto have expired;

(g)   any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, administrator, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)   any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)   any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or the value of the assets of any Loan Party or any Subsidiary of any Loan Party is less than its liabilities or a moratorium is declared in respect of any indebtedness of such party;

(k)   (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (or its equivalent) (which is not covered (excluding any customary deductible) by insurance) shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment described in subclause (i) of this clause (k); (iii) any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; (iv) notwithstanding the forgoing subclauses of this clause (k), in respect of any assets of the UK Borrower or any Subsidiary thereof, any expropriation, attachment, sequestration, distress or diligence or execution affects any asset or assets of the UK Borrower or any Subsidiary thereof and is not discharged within a period of 14 consecutive days;

(l)   an ERISA or Foreign Pension Plan Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA or Foreign Pension Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)   a Change in Control shall occur;

(n)   the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(o)   the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(p)   any Collateral Document shall for any reason fail to create a valid and (together with any required filings or actions) perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

(q)   any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(r)   any Loan Party is convicted under any law that may reasonably be expected to have a Material Adverse Effect on SYX or on the Borrowers taken as a whole;

(s)   any corporation action, legal proceedings or other procedure or step is taken in relation to the UK Borrower to (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme or arrangement or otherwise) of the UK Borrower other than a solvent liquidation; (ii) a composition, assignment or arrangement with any creditor, or (ii) the appointment of a liquidator, receiver, administrative receiver, judicial factor, trustee in bankruptcy, compulsory manager or other office in respect of the UK Borrower or its assets;

(t)   any other event or condition shall occur or exist which, in the reasonable judgment of any Administrative Agent, would reasonably be expected to have a Material Adverse Effect on SYX, the UK Borrower or on the Borrowers taken as a whole, the Collateral or the Administrative Agents’ Liens thereon or the practical realization of the benefits of Administrative Agents’ and Lenders’ rights and remedies hereunder; or

(u)   any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, natural disaster or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any

Borrower if any such event or circumstance would reasonably be likely to have a Material Adverse Effect on SYX, UK Borrower or on the Borrowers taken as a whole, the Collateral or the Administrative Agents’ Liens thereon or the practical realization of the benefits of Administrative Agents’ and Lenders’ rights and remedies hereunder; or

(v)   any Loan Party or any Subsidiary of any Loan Party is required to accrue, under GAAP, an aggregate amount of $10,000,000 in respect of one or more indemnification claims asserted under or in connection with the Asset Purchase Agreement relating to the CompUSA Acquisition, as such terms are defined in the Joinder, Amendment No. 2, Consent and Waiver to the Original Restated Credit Agreement dated as of January 4, 2008.

then, and in every such event (other than an event with respect to a Borrower described in clause (h), (i) or (s) of this Article), and at any time thereafter during the continuance of such event, the US Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and the continuance of an Event of Default, either Administrative Agent may, and at the request of the applicable Required Lenders shall, exercise any rights and remedies provided to such Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC and any other relevant jurisdiction.

ARTICLE VIII.   The Administrative Agents

Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agents as its agent and authorizes the Administrative Agents to take such actions on its behalf, including execution of the other Loan Documents to which an Administrative Agent is a party, and to exercise such powers as are delegated to each such Administrative Agent, respectively, by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Each bank serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not an Administrative Agent hereunder.

No Administrative Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) an Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) an Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, such Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Administrative Agent or any of its Affiliates in any capacity.  An Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  An Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Administrative Agent by a Borrower or a Lender, and the Administrative Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent.

Each Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by each Administrative Agent.  Each Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of (i) each Administrative Agent and (ii) any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, an Administrative Agent may resign at any time by notifying the Lenders, the other Administrative Agents, the Issuing Banks and the Borrowing Representatives.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowing Representatives, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York and/or a successor UK Administrative Agent which shall be a commercial bank with an office in London, England, as applicable, or an Affiliate of any such commercial bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After an Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of any Administrative Agent; (b) each Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold each Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

None of the rights or obligations of any Administrative Agent under any Loan Document may be amended, supplemented or otherwise modified without the prior written consent of such Administrative Agent and the Required Lenders.

The UK Borrower has requested that the UK Administrative Agent provide daily advice on each UK Business Day setting forth the UK Availability.  The UK Administrative Agent shall not have any liability if it fails to provide such advice on any day.  In addition, to the extent the UK Administrative Agent provides such advice, the UK Administrative shall not have any liability to any party in connection with such advice, including but not limited to, whether the information in such advice is accurate.

The designation of (i) J.P. Morgan Securities Inc. as “Sole Bookrunner and Sole Lead Arranger”, and (ii) HSBC Bank USA, N.A. and Wells Fargo Capital Finance, LLC as “syndication agent”, “documentation agent” or “Co-Agents” shall not confer upon any of such entities any right, power, obligation, liability, responsibility or duty under this Agreement.  Without limiting the foregoing, none of the Lenders, or Affiliates thereof, so identified as a “co-agent”, “lead arranger”, “bookrunner” “syndication agent”, or “documentation agent” shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the parties so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX.   Miscellaneous

SECTION 9.01.   Notices.

(a)   Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)   if to any Loan Party, to SYX at:

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050
Attention:       Lawrence P. Reinhold, CFO
Telephone:     516.608.3118
Facsimile:        516.625-2593

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:    Eric Lerner, Esq.
Telephone:   212.715.9100
Facsimile:      212.715.8000

(ii)   if to the US Administrative Agent or the Swingline Lender:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 44th Floor
New York, New York 10017
Attention:   Systemax Account Executive
Telephone:     212.270.0303
Facsimile:    646.534.2274

With a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention:            Daniel J. Krauss, Esq.
Telephone:          212.478.7200
Facsimile:             212.478.7400

(iii)   if to the UK Administrative Agent, at:

J.P. Morgan Europe Limited
125 London Wall
Floor 9
London
EC2Y 5AJ
United Kingdom
Attention: Manager Loan & Agency Group
Telephone: +44 20 7777 1166
Fax: +44 20 7777 2360

With a copy to:
JPMorgan Chase Bank, N.A.
270 Park Avenue, 44th Floor
New York, New York 10017
Attention:           Systemax Account Executive
Telephone:          212.270.0303
Facsimile:             646.534.2274

and, in the case of notices other than Borrowing Requests, with a copy to:

J.P. Morgan Europe Limited
10 Aldermanbury
London
EC2V 7RF

United Kingdom
Attention: Tim Jacob / Helen Mathie
Telephone: +44 20 7325 7457/ +44 20 7325 9724
Fax: +44 20 7325 6813

(iv)   if to the Issuing Bank with respect to Letters of Credit issued for the US Borrowers, to it at Letters of Credit Department, JPMorgan Chase Bank, Attention: Frank Petrassi (Facsimile Number 312-954-1933);

(v)   if to the Issuing Bank, with respect to Letters of Credit issued for the UK Borrower, at:

J.P. Morgan Europe Limited
125 London Wall
Floor 9
London
EC2Y 5AJ
United Kingdom
Attention: Manager Loan & Agency Group
Telephone: +44 20 7777 1166
Fax: +44 20 7777 2360

(vi)      if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)   Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the respective Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the applicable Administrative Agent and the applicable Lender.  An Administrative Agent or either Borrowing Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)   Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.   Waivers; Amendments.

(a)   No failure or delay by an Administrative Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agents, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether an Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)   Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent that is a party thereto and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agents may make Protective Advances as set forth in Section 2.04), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (e) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan

Documents), without the written consent of each Lender, or (viii) except as provided in clauses (d) and (e) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (ix) effect any waiver, amendment or modification that by its terms affects the US Lenders only without the prior written consent of the Required US Lenders, or affects the UK Lenders only without the prior written consent of the Required UK Lenders or affects the rights and interests of US Lenders differently than those of UK Lenders, or affects the rights and interests of UK Lenders differently than those of US Lenders, without in any such case the prior written consent of the both the Required US Lenders and the Required UK Lenders, as separate classes; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent, Swingline Lender or Issuing Bank without the prior written consent of such Administrative Agent, Swingline Lender or Issuing Bank, as the case may be (it being understood that any change to Section 2.20 shall require the consent of each Administrative Agent, Swingline Lender and Issuing Bank).  The US Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)   The Lenders hereby irrevocably authorize the Administrative Agents, at their option and in their sole discretion, to release any Liens granted to the Administrative Agents by the Loan Parties on any Collateral (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all undrawn Letters of Credit in an amount equal to 105% of the stated amount of each thereof in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the applicable Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and such Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agents and the Lenders pursuant to Article VII.  Except as provided in the preceding sentence, the Administrative Agents will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agents may in their discretion, release their Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Required Lenders.  Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d)   If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then a Borrowing Representative may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowing Representatives and the Administrative Agents shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03.   Expenses; Indemnity; Damage Waiver.

(a)   The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agents, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(i)    appraisals;

(ii)    field examinations and the preparation of Reports based on the fees charged by a third party retained by either Administrative Agent or the internally allocated fees for each Person employed by such Administrative Agent with respect to each field examination;

(iii)    lien and title searches and title insurance;

(iv)    taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agents’ Liens;

(v)    sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)    forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the applicable Borrower as Revolving Loans or to another deposit account, all as described in Section 2.19(c).

(b)    Each Borrower agrees to indemnify the Administrative Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and/or to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agents the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)    To the extent that the Borrowers fail to pay any amount required to be paid by them to an Administrative Agent, Swingline Lender or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent, Swingline Lender or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent, Swingline Lender or such Issuing Bank in its capacity as such.  For purposes hereof, a Lender’s “pro-rata share” shall be determined based upon its share of the sum of the aggregate amount of the total Commitment at the time.

(d)    To the extent permitted by applicable law, none of the Borrowers shall assert, and each of the Borrowers hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and its participation in Letters of Credit); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or if an Event of Default has occurred which is then continuing, each of SYX, the Administrative Agents and the Issuing Banks must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender to be assigned to an assignee other than a Lender or an Affiliate of a Lender pursuant to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than US$5,000,000 unless each of SYX and the applicable Administrative Agent otherwise consent to a lesser amount, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) each partial assignment shall be made as a pro rata assignment of the assigning Lender’s (X) UK Revolving Commitment, UK Revolving Exposure and UK LC Exposure, and (Y) US Revolving Commitment, US Revolving Exposure and US LC Exposure, (v) the parties to each such assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500 (except such fee shall not be payable in the case of an assignment by any Lender to any of its affiliates or an assignment pursuant to Sections 2.08 or 2.18) and (vi) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an Administrative

Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and provided further that any consent of SYX otherwise required under this paragraph shall not be required if a Default has occurred and is continuing.  Subject to acceptance and recordation in the Register pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five US Business Days (or, if the assignee is a UK Lender, five UK Business Days) after the execution and recordation thereof, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)    The UK Administrative Agent shall furnish to the US Administrative Agent a copy of each Assignment and Assumption with respect to a UK Commitment.  The US Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it hereunder, the applicable Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) (i)           Any Lender may, without the consent of the Borrowers, the Administrative Agents, Swingline Lender or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the Loan Documents and to approve any amendment, supplement, modification or waiver of any provision of this Agreement or the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless SYX is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(f)    Any Lender may at any time grant, pledge, hypothecate or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any grant, pledge, hypothecation or assignment to secure obligations to a Federal Reserve Bank, and none of the restrictions or conditions set forth in this Section 9.04 related to any such grant, pledge, hypothecation or assignment shall apply to any such grant, pledge, hypothecation or assignment of a security interest; provided that no such grant, pledge, hypothecation or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such grantee, pledgee, hypothecatee or assignee for such Lender as a party hereto.

SECTION 9.05.    Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that an Administrative Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.   Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by each of the Administrative Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.   Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.   Right of Setoff.  If one or more Events of Default shall have occurred and be continuing, each Lender shall have the right, in addition to and not in limitation of any right which any such Lender may have under applicable law or otherwise, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or its Affiliates to or for the credit or the account of any of the Borrowers against any of and all the obligations of any of the Borrowers now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.   Governing Law; Jurisdiction; Consent to Service of Process.

(a)    THIS AGREEMENT  AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY CONSTRUED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b)    Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that an Administrative Agent, an Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any of the Borrowers or their respective properties in the courts of any jurisdiction.

(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)    The UK Borrower hereby irrevocably designates, appoints and empowers Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050, Attention: Curt Rush, General Counsel (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document.  Such service may be made in the manner provided for notices in Section 9.01 with a copy of such process to the UK Borrower in care of the Process Agent in the Process Agent’s above address, and the UK Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  The UK Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 9.10.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.    Confidentiality.  Each of the Administrative Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrowing Representatives or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to an Administrative Agent, an Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from any of the Borrowers relating to the Borrowers or their business, other than any such information that is available to an Administrative Agent, an Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any of the Borrowers; provided that, in the case of information received from any Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE

COMPANY AND ITS AFFILIATES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13.    Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14.    USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

SECTION 9.15.    Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the US Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16.    Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the US Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the US Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the US Administrative Agent thereof, and, promptly upon the US Administrative Agent’s request therefor shall deliver such Collateral to the US Administrative Agent or otherwise deal with such Collateral in accordance with the US Administrative Agent’s instructions.

Notwithstanding anything herein to the contrary, to the extent not inconsistent with applicable securities laws, a Lender or potential Lender (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) contemplated herein and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity.  However, such person or entity may not disclose any other information relating to this transaction (as defined in United States Treasury Regulation Section 1.6011-4) unless such information is related to such tax treatment and tax structure.

SECTION 9.17.    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate (or, in the case of amounts denominated on Optional Currency, the rate from time to time determined by the UK Administrative Agent to represents its cost of overnight funds in such Optional Currency) to the date of repayment, shall have been received by such Lender.

ARTICLE X.  Loan Guaranty

SECTION 10.01.    Guaranty.  Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by any Administrative Agent, any Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”).  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Loan Guaranty apply to and may be enforced by any Administrative Agent on behalf of any Lender, any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02.    Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require any Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03.    No Discharge or Diminishment of Loan Guaranty.

(a)    Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any of the Borrowers or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Administrative Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)    The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04.    Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed

Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  Each Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05.    Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agents, each Issuing Bank and the Lenders.

SECTION 10.06.    Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not any Administrative Agent, any Issuing Bank and the Lenders are in possession of this Loan Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07.    Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08.    Termination.  The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor.  Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

SECTION 10.09.    Taxes.  All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

SECTION 10.10.    Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”.  This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law.  Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.11.    Contribution.  In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any applicable Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from any applicable Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of both the Administrative Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.12.    Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI.   BORROWING AGENCY.

SECTION 11.01.    Borrowing Agency Provisions; Several Nature of UK Borrower.

(a)    Each US Borrower hereby irrevocably designates US Borrowing Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of such Borrowing Representative.

(b)    The handling of this credit facility as a co-borrowing facility with a Borrowing Representative in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request.  None of Agent, any Administrative Agent, any Issuing Bank or any Lender shall incur liability to Borrowers as a result thereof.  To induce each Administrative Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies each Administrative Agent, each Issuing Bank and each Lender and holds each Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by any Administrative Agent, any Lender or any Issuing Bank on any request or instruction from any

Borrowing Representative or any other action taken by Agent, any Lender or any Issuer with respect to this Section 11.01 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(c)    Subject to the provisions of Sections 11.03, all Secured Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Secured Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by any Administrative Agent or any Lender to any Loan Party, failure of any Administrative Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of any Administrative Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by any Administrative Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by any Administrative Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof.

SECTION 11.02.    Waivers.  Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Secured Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Secured Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Secured Obligations.  Each Loan Party hereby waives all suretyship defenses.  Each Borrower hereby agrees that the other waiver provisions applicable to each Guarantor under the provisions of Article X of this Agreement, shall be applicable to each Borrower, as if each Borrower were also a Guarantor.

SECTION 11.03.    Limitation on Liability of UK Borrower.  Subject to Section 2.22, it is the intent of the parties and the parties hereby agree that, notwithstanding any provision of this Agreement or any of the other Loan Documents, UK Borrower shall not be liable for any US Obligations, the present and future assets of UK Borrower shall not be subject to any Liens, claim or action by any Administrative Agent or the Lenders to satisfy any US Obligations and neither the Agent nor the Lenders shall have any recourse under this Agreement or the other Loan Documents against UK Borrower or its assets in respect of any US Obligations.  All amounts paid by the UK Borrower and all value derived from its assets shall be applied only to Secured Obligations of UK Borrower.  As and when the Secured Obligations owing in respect of UK Borrowings and UK LC Exposure due and owing from the UK Borrower have been reduced to zero, and the agreement of the UK Administrative Agent and the UK Lenders to make any further UK Revolving Loans or issue any Letters of Credit on behalf of the UK Borrower shall have irrevocably terminated, then the UK Borrower shall cease to be a Borrower and shall be entitled to be released and discharged from all obligations under this Agreement and the other Loan Documents, the Administrative Agents and Lenders shall have no further claim against the UK Borrower or its assets and all provisions of this Agreement that relate to the UK Borrower, other than provisions which apply generally to Subsidiaries or Affiliates of the US Borrowers shall cease to have further force and effect.

SECTION 11.04.    Powers.  Borrowing Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to Borrowing Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  Borrowing Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Borrowing Representative.

SECTION 11.05.    Employment of Agents.  Borrowing Representative may execute any of its duties as Borrowing Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.06.    Notices.  Each Borrower shall immediately notify Borrowing Representative of the occurrence of any Event of Default hereunder referring to this Agreement describing such Event of Default and stating that such notice is a “notice of default.”  In the event that Borrowing Representative receives such a notice, Borrowing Representative shall give prompt notice thereof to the Administrative Agent and the Lenders.  Any notice provided to Borrowing Representative hereunder shall constitute notice to each Borrower on the date received by Borrowing Representative.

SECTION 11.07.   Successor Borrowing Representative.  Upon the prior written consent of the Administrative Agent, Borrowing Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrowing Representative.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.08.    Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize Borrowing Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates.  Each Borrower agrees that any action taken by Borrowing Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Borrowing Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.09.    Reporting.  Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to Borrowing Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by Borrowing Representative on which Borrowing Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SYSTEMAX INC.

By: /s/ Lawrence P. Reinhold
Name:   Lawrence P. Reinhold
Title:     Executive Vice President

SYSTEMAX MANUFACTURING INC.
GLOBAL COMPUTER SUPPLIES INC.
GLOBAL EQUIPMENT COMPANY INC.
TIGERDIRECT, INC.
DARTEK CORPORATION
NEXEL INDUSTRIES, INC.
MISCO AMERICA INC.
ONREBATE.COM INC.
PAPIER CATALOGUES, INC.
MILLENNIUM FALCON CORP.
TEK SERV INC.
PROFIT CENTER SOFTWARE INC.
GLOBAL GOV/ED SOLUTIONS INC.
GLOBAL GOVERNMENT & EDUCATION INC.
SYX DISTRIBUTION INC.
SYX SERVICES INC.
STREAK PRODUCTS INC.
NEW COMPUSA CORP.
COMPUSA.COM INC.
COMPUSA RETAIL INC.
WORLDWIDE REBATES INC.
CIRCUITCITY.COM INC.
SOFTWARE LICENSING CENTER INC.
TARGET ADVERTISING INC.

By: /s/ Lawrence P. Reinhold
Name:  Lawrence P. Reinhold
Title:    Vice President of each of the foregoing corporations

(signatures continued on succeeding pages)

SYSTEMAX EUROPE LIMITED

By:_______________________________
Name:         Curt S. Rush
Title:           Secretary

JPMORGAN CHASE BANK, N.A., individually, as US Administrative Agent, Issuing Bank and Swingline Lender

By:_______________________________
Name:         Donna M. DiForio
Title:           Vice President

J.P. MORGAN EUROPE LIMITED, as UK Administrative Agent

By:_______________________________
Name:
Title:

HSBC BANK USA, N.A., as Lender

By:_______________________________
Name:
Title:

(signatures continued on succeeding pages)

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By:_______________________________
Name:
Title:

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the effective date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the US Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.           Assignor:                                ______________________________

2.           Assignee:                                ______________________________

[and is an Affiliate/[Approved Fund] of [identify Lender]1]

3.           Borrower(s):                             ______________________________

4.           US Administrative Agent:            ______________________, as the administrative agent under the Credit Agreement

_________________________
1	Select as applicable.

Exhibit A - 1

5.           Credit Agreement: [The [amount] Credit Agreement dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, [name of US Administrative Agent], as US Administrative Agent, and the other agents parties thereto]

6.           Assigned Interest:

Facility Assigned2	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans
	$___________	$___________	_____%
	$___________	$___________	_____%
	$___________	$___________	_____%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY US ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the US Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate level information (which may contain material non-public information about the Borrowers, the other Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The Assignee confirms (for the benefit of the UK Administrative Agent and without liability to any Loan Party) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [   ], so that interest payable to it by borrowers is generally subject to the Treaty rate of the UK withholding tax and notifies the UK Borrower that it must, to the extent that the Assignee becomes a Lender under a Loan which is made available to the UK Borrower pursuant tot the Credit Agreement, make an application to HM Revenue & Customs under form DTTP2 within 30 days of the date of this assignment.

_______________________________
2   Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g.  “Revolving Commitment,” “Term Loan Commitment,” etc.)

Exhibit A - 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________
Title:

Exhibit A - 3

[Consented to and]3 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
US Administrative Agent

By_________________________________
Title:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By________________________________
Title:

3	To be added only if the consent of the US Administrative Agent is required by the terms of the Credit Agreement.

4	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit A - 4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the effective date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the US Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the US Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the effective date, the US Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the effective date and to the Assignee for amounts which have accrued from and after the effective date.

Exhibit A - 5

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A - 6

EXHIBIT B

OPINION OF COUNSEL FOR THE BORROWER

[TO COME]

Exhibit B - 1

EXHIBIT C

BORROWING BASE CERTIFICATE

[SEE ATTACHED]

Exhibit C - 1

EXHIBIT D

COMPLIANCE CERTIFICATE

To:          The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of , (as amended, modified, renewed or extended from time to time, the “Agreement”) among ___________________________ (the “Borrower”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as US Administrative Agent for the Lenders and as the Issuing Bank.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected of the Borrower;

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.           The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.           I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the US Administrative Agent the notice required by Section 4.15 of the Security Agreement;

5.           Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

6.           Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or

Exhibit D - 1

event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _________, _________.

By:_________________________________
Name:
Title:

Exhibit D - 2

SCHEDULE I

Compliance as of _________, ____ with

Provisions of Section 6.04, 6.12 and 6.13 of

the Agreement

Section 6.04 Investments, Loan, Advances and Guarantees

Actual for Non Loan Parties

6.04 (c) Investments	_________________________
6.04 (d) Intercompany loans and/or advances	_________________________
6.04 (e) Guaranteed obligations	_________________________

Total

Maximum Permitted $100,000,000

Section 6.12 Capital Expenditures

Capital Expenditures Permitted for Fiscal 2010	$20,000,000]
Lesser of $2,000,000 and Carryover Amount	________________________

Total Capital Expenditures Permitted

Actual Capital Expenditures	________________________

Excess

Section 6.13 Fixed Charge Coverage Ratio (if applicable)

EBITDA

Less: Unfinanced Capital Expenditures	_______________________

Fixed Charges

Cash Interest Expense
Scheduled Principal Payments
Cash Dividends & Distributions
Capital Lease Obligations	_______________________

Total Fixed Charges

Actual Ratio	_______________________

Minimum Required	1.25X

Exhibit D - 3

SCHEDULE II

Borrower’s Applicable Rate Calculation

Average Daily Borrowing Base Availability
for the fiscal quarter ended ________

Month Ended	Average Availability

Exhibit D - 4

SCHEDULE I

Compliance as of _________, ____ with
Provisions of and of
the Agreement

Exhibit D - 5

SCHEDULE II

Borrower’s Applicable Rate Calculation

Exhibit D - 6

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 200_, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “US Administrative Agent”) under that certain Credit Agreement, dated as of ___________, __, 200_ among _______________ (the “Borrower”), the Loan Parties party thereto, the Lenders party thereto and the US Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the US Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, *[and]* (b) all of the covenants set forth in Articles V and VI of the Credit Agreement *[and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the US Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]* *[The New Subsidiary has delivered to the US Administrative Agent an executed Loan Guaranty.]*

2.           If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the US Administrative Agent in accordance with the Credit Agreement.

Exhibit E - 1

3.           The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

4.           The New Subsidiary hereby waives acceptance by the US Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the US Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:____________________________
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as US Administrative Agent

By:______________________________
Name:
Title:

Exhibit E - 2

EXHIBIT F

MANDATORY COSTS

1.
The Mandatory Cost is an addition to the interest rate to compensate UK Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the UK Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each UK Lender in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the UK Administrative Agent as a weighted average of the UK Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each UK Lender in the relevant Loan or Borrowing) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any UK Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that UK Lender to the UK Administrative Agent.  This percentage will be certified by that UK Lender in its notice to the UK Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that UK Lender’s participation in all Loans or Borrowings made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any UK Lender lending from a Facility Office in the United Kingdom will be calculated by the UK Administrative Agent as follows:

(a)	in relation to a Sterling Loan:

per cent  per annum

(b)	in relation to a Loan in any currency other than Sterling:

per cent.  per annum,

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that UK Lender is from time to time required to maintain as an interest-free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

B
is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an unpaid sum, the additional rate of interest specified in paragraph (c) of Section 2.12) payable for the relevant Interest Period on the Loan or Borrowing;

Exhibit F - 1

C	is the percentage (if any) of Eligible Liabilities which that UK Lender is required from time to time to maintain as interest-bearing Special Deposits with the Bank of England;

D	is the percentage rate per annum payable by the Bank of England to the UK Administrative Agent on interest-bearing Special Deposits; and

E
is designed to compensate UK Lenders for amounts payable under the Fees Rules and is calculated by the UK Administrative Agent as being the average of the most recent rates of charge supplied by the banks in the London interbank market to the UK Administrative Agent pursuant to paragraph 7 below and expressed in pounds Sterling per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Facility Office” means the office notified by a UK Lender to the UK Administrative Agent in writing on or before the date on which it becomes a UK Lender (or, following that date, by not less than five Business Days’ written notice) as (i) the office through which it will perform its obligations under this Agreement where the office is situated in FATF countries or (ii) with the prior written consent of the UK Administrative Agent, an office through which it will perform its obligations under this Agreement situated in non-FATF countries, and which will, in either case, be treated for tax purposes as the location to which a UK Lender will attribute its income arising pursuant to this Agreement;

(c)
“FATF” shall mean the Financial Action Task Force on Money Laundering, an inter-governmental body the purpose of which is the development and promotion of policies, at both national and international levels, to combat money laundering;

(d)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(e)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero-rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(f)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

Exhibit F - 2

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the UK Administrative Agent, banks in the London interbank market selected by it shall, as soon as practicable after publication by the Financial Services Authority, supply to the UK Administrative Agent the rate of charge payable by that bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that bank as being the average of the Fee Tariffs applicable to that bank for that financial year) and expressed in pounds Sterling per £1,000,000 of the Tariff Base of that bank.

8.
Each UK Lender shall supply any information required by the UK Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each UK Lender shall supply the following information on or prior to the date on which it becomes a UK Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the UK Administrative Agent may reasonably require for such purpose.

Each UK Lender shall promptly notify the UK Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each UK Lender for the purpose of A and C above and the rates of charge of each bank for the purpose of E above shall be determined by the UK Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a UK Lender notifies the UK Administrative Agent to the contrary, each UK Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The UK Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over-or under-compensates any UK Lender and shall be entitled to assume that the information provided by any UK Lender or bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The UK Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the UK Lenders on the basis of the Additional Cost Rate for each UK Lender based on the information provided by each UK Lender and each bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the UK Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a UK Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13.
The UK Administrative Agent may from time to time, after consultation with the UK Borrower and the UK Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law or regulation, or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

Exhibit F - 3